Exhibit 10.14

                            SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT ("Agreement") is dated as of November 27, 2001 and is entered into by and among Cellegy Pharmaceuticals, Inc., a California corporation ("Cellegy"), Vaxis Therapeutics Corporation, a corporation organized under the OBCA ("Vaxis") and the stockholders of Vaxis whose names are subscribed hereto on the signature page to this Agreement (the "Stockholders").

BACKGROUND

     A. Cellegy desires to acquire the business of Vaxis through the purchase from the Stockholders of all of the issued and outstanding share capital of Vaxis, on the terms and conditions set forth in this Agreement.

     B. The boards of directors of Cellegy and Vaxis each have determined that it would be in each of their best interests to carry out the transactions contemplated by this Agreement, and the Stockholders desire to sell all of the share capital of Vaxis that they own, subject to the terms and conditions of this Agreement.

AGREEMENT

     The parties agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

     1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Agreement" means this Share Purchase Agreement, including all schedules, and all amendments or restatements, as permitted, and references to "Article" or "Section" mean the specified Article or Section of this Agreement.

     "Arm's Length" has the meaning that it has for purposes of the Income Tax Act (Canada).

     "Benefit Plans" means plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, registered or unregistered to which Vaxis is a party or by which Vaxis is bound or under which Vaxis has, or will have, any liability or contingent liability, relating to:

         (a) Pension Plans;

         (b) plans in the nature of insurance plans, providing for employment benefits relating to disability or wage or benefits continuation during periods of absence from work (including, short term disability, long term disability, workers compensation and maternity and parental leave), and any and all employment benefits relating to hospitalization, healthcare, medical or dental treatments or expenses, life insurance, accidental death and dismemberment insurance, death or survivor's benefits and supplementary employment insurance, in each case regardless of whether or not such benefits are insured or self-insured; or

         (c) plans in the nature of compensation plans, which means all employment benefits relating to bonuses, incentive pay or compensation, performance compensation, deferred compensation, profit sharing or deferred profit sharing, share purchase, share option, stock appreciation, phantom stock, vacation or vacation pay, sick pay, severance or termination pay, employee loans or separation from service benefits, or any other type of arrangement providing for compensation or benefits additional to base pay or salary;

     with respect to any of its Employees or former employees (or any spouses, dependants, survivors or beneficiaries of any such Employees or former employees), directors or officers, individuals working on contract with Vaxis or other individuals providing services to any of them of a kind normally provided by employees or eligible dependants of such Person excluding Statutory Plans.

     "Business Day" means any day, other than a Saturday or Sunday, on which the Royal Bank of Canada in Kingston, Ontario, Canada is open for commercial banking business during normal banking hours.

     "Canadian GAAP" means Canadian generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor thereto, applicable as at the time on which such calculation is made or required to be made in accordance with generally accounting principles.

     "Cash Amount" means $240,000, or in Cellegy's discretion, the U.S. dollar equivalent of $240,000, based on the noon spot rate of exchange from time to time in effect as announced by the Bank of Canada, determined on the day before such amounts are required to be delivered.

     "Cellegy" has the meaning more particularly described in the Preamble.

     "Cellegy Average Price" means the average of the closing prices of Cellegy Common Stock on the NASDAQ National Market for the 15 consecutive trading days ending on the day before the date as of which a particular determination under this Agreement is made.

     "Cellegy Common Stock" means the common stock, no par value, of Cellegy.

     "Claims" includes claims, demands, actions, suits, causes of action, assessment or reassessments, charges, judgments, debts, liabilities, expenses, costs, damages or losses, including loss of value, professional fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing.


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

     "Closing"  has the  meaning  more  particularly  described  in Section  3.5 hereto.

     "Closing Date" has the meaning more particularly described in Section 3.5 hereto.

     "Collective Agreements" means collective agreements and related documents including benefit agreements, letters of understanding, letters of intent and other written communications with bargaining agents or trade unions for the Employees or Dependent Contractors by which Vaxis is bound or which impose any obligations upon Vaxis or set out the understanding of the parties with respect to the meaning of any provisions of such collective agreements.

     "Contract" means any contract, license, lease, agreement, commitment, entitlement or engagement to which Vaxis is a party or by which it is bound or under which Vaxis has, or will have, any liability or contingent liability, and includes any quotation, order or tender for any contract which remains open for acceptance and any warranty, guarantee or commitment (express or implied).

     "Dependent Contractor" has the meaning given in the Labour Relations Act (Ontario).

     "Dollars or $": Unless otherwise specified in this Agreement, all references to dollar amounts in this Agreement shall refer to Canadian dollars. Where this Agreement requires or permits Cellegy to make cash payments, Cellegy may, at its option, deliver the U.S. dollar equivalent of the specified Canadian amount, based on the noon spot rate of exchange from time to time in effect as announced by the Bank of Canada, determined on the day before such amounts are required to be delivered.

     "Earn-Out  Consideration"  has the meaning more  particularly  described in
Section 3.2 hereto.

     "Employees" means those individuals employed or retained by Vaxis as employees on a full-time, part-time or temporary basis, including those employees on disability leave, parental leave or other absence.

     "Employment Contract" means any Contract, whether oral or written, relating to an Employee, including any communication or practice relating to an Employee which imposes any obligation on Vaxis.

     "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, claim or equity of any kind, except for any of the foregoing which (i) secures a liability which is accurately disclosed in the financial statements of the party whose interest in property is affected thereby; (ii) liens for taxes not yet due; and (iii) easements or other similar rights which do not in the aggregate materially interfere with the present use of the property affected thereby.


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

     "Environment" means the environment or natural environment as defined in any Environmental Laws and includes air, surface water, ground water, land surface, soil, subsurface strata, any sewer system and the environment in the workplace.

     "Environmental Approval" means any approval, permit, certificate, license, authorization, consent, agreement, instruction, direction, registration, or approval issued, granted, conferred or required by a Governmental Authority pursuant to an Environmental Law with respect to the operations, business or assets of Vaxis and includes any sewer surcharge agreement.

     "Environmental Laws" means those Laws relating to the Environment, product liability, or employee or public health and safety, and includes any Laws relating to the storage, generation, use, handling, manufacture, processing, labeling, advertising, sale, display, transportation, treatment, reuse, recycling, Release and disposal of Hazardous Substances.

     "Escrow Agent" means the Secretary of Cellegy.

     "Escrow Funds" has the meaning given in Section 3.7.

     "Escrow Release Dates" means the dates that are 12 months or 48 months after the Closing, as applicable, as more particularly described in Section 3.7.

     "Escrow Shares" has the meaning given in Section 3.7.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Founders" means Michael Adams, Ph.D., Jeremy Heaton, M.D. and James Banting, Ph.D.

     "Governmental Authority" means any government, regulatory authority, governmental department, agency, commission, board, tribunal, dispute settlement panel or body, bureau, official, minister, Crown corporation, court or other law, rule or regulation-making entity having or purporting to have jurisdiction on behalf of any nation, or province or state or other geographic or political subdivision thereof.

     "Governmental Authorization" means any authorization, approval, including Environmental Approval, franchise, certificate, order, consent, directive, notice, license, permit, variance, registration or similar right issued to or required by Vaxis by or from any Governmental Authority.

     "Hazardous Substance" means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, prohibited substance, dangerous substance or dangerous good as defined, judicially interpreted or identified in any Environmental Laws including any asbestos or asbestos-containing materials.

     "Initial  Consideration"  has the meaning  more  particularly  described in
Section 3.1 hereto.


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

     "Intellectual Property Rights" means any and all intellectual property rights in any jurisdiction, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, publication rights, computer programs and other computer software (including source codes and object codes), inventions, know-how, trade secrets, technology, proprietary processes and formulae (including layouts, structures, sequences, flow charts, instructions, records, notes and other information of a technological or scientific nature regardless of form), used in whole or in part or required for the carrying on of the business of Vaxis, as presently conducted and as proposed to be conducted.

     "Knowledge" means, with respect to any party hereto, with respect to any fact, circumstance, event or other matter in question, that any of the officers or legal or financial in-house personnel of such party (and, with respect to
Section 4.20 hereof, that any of the persons engaged in development activity for Vaxis) has actual or deemed knowledge of such fact, circumstance, event or other matter after reasonable inquiry of such fact, circumstance, event or other matter. An individual will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (i) such fact, circumstance, event or other matter is reflected in one or more documents, written or electronic, that are or have been in such individual's possession or that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities, or (ii) such knowledge could be obtained from reasonable inquiry of those persons employed by Cellegy or Vaxis (as the case may be), and any subsidiary of Cellegy, if any, charged with administrative or operational responsibility for such matter for such party.

     "Laws" means applicable laws (including common law), statutes, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, treaties, policies, notices, directions and judicial, arbitral, administrative, ministerial or departmental judgments, awards or other requirements of any Governmental Authority.

     "Leased Real Property" means premises which are used by Vaxis which are leased, subleased, licensed or otherwise occupied by Vaxis and the interest of Vaxis in all plants, buildings, structures, fixtures, erections, improvements, easements, rights-of-way, spur tracks and other appurtenances situate on or forming part of such premises.

     "Material Adverse Effect" when used with reference to any entity or group of related entities, means any event, change, violation, inaccuracy, circumstance or effect (regardless of whether or not such events or changes are inconsistent with the representations or warranties made by such party in this Agreement) that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the condition (financial or otherwise), capitalization, properties, employees, assets (including intangible assets), business, prospects, operations or results of operations of such entity and its Subsidiaries, taken as a whole with its Subsidiaries.

     "Non-Competition Agreement" means the Non-Competition Agreement in the form entered into by and among Cellegy and each of the Founders and Dr. Charles Graham.


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

     "OBCA" means the Business Corporations Act (Ontario), as amended from time to time, and includes any regulations made pursuant to such Act.

     "Occupational Health and Safety Laws" means all Laws relating in full or in part to the protection of employee or worker health and safety.

     "Owned Real Property" means real property, owned or purported to be owned in fee simple, by Vaxis, or real property, other than Leased Real Property, in which Vaxis has an interest, including all plants, buildings, structures, fixtures, erections, improvements, easements, rights-of-way, spur tracks and other appurtenances situate on or forming part of such real property.

     "Pension Plans" means all benefits relating to retirement or retirement savings including pension plans, pensions or supplemental pensions, "registered retirement savings plans" (as defined in the Income Tax Act (Canada)), "registered pension plans" (as defined in the Income Tax Act (Canada)) and "retirement compensation arrangements" (as defined in the Income Tax Act (Canada)).

     "Person" means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative.

     "Pro-Rata Share of the Earn-Out Consideration" means the amount of Earn-Out Consideration that may be payable to a Stockholder from time to time, calculated by dividing the Earn-Out Consideration payable at the time by the aggregate number of Purchased Shares issued and outstanding on the Closing Date and multiplying the result by the number of Purchased Shares held by such Stockholder on the Closing Date.

     "Purchased Shares" means the Vaxis Common Shares that the Stockholders sell to Cellegy pursuant to the terms of this Agreement, which shares shall constitute all of the issued and outstanding share capital of Vaxis on the Closing Date.

     "Real Property" means the Owned Real Property and the Leased Real Property, as more particularly described in Section 4.20.

     "Release" has the meaning prescribed in any Environmental Laws and includes, any sudden, intermittent or gradual release, spill, leak, pumping, addition, pouring, emission, emptying, discharge, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, placement or introduction, whether accidental or intentional.

     "Remedial Order" means any administrative complaint, direction, order or sanction issued, filed, imposed or threatened by any Governmental Authority pursuant to any Environmental Laws and includes, any order requiring investigation or remediation of any site or any remediation or clean-up of any Hazardous Substance, or requiring that any Release or any


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

other activity be reduced, modified or eliminated or requiring any form of payment or co-operation be provided to any Governmental Authority.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Act (Ontario)" means the Securities Act of the Province of Ontario, as amended from time to time, and includes all regulations, rules, policies and other instruments promulgated thereunder.

     "Statutory Plans" means statutory Benefit Plans which Vaxis is required to comply with, including the Canada Pension Plan and plans administered pursuant to applicable health tax, workers' compensation and unemployment insurance legislation.

     "Stockholders" means all of the persons and entities who are holders of Vaxis Common Shares at the Closing Date.

     "Stock Ratio" means the number that is the result of (i) the number obtained by dividing the U.S. dollar equivalent of Cdn$6,000,000, determined as of the Closing Date (or such other date before the Closing as Cellegy and Vaxis may agree), by the Cellegy Average Price determined as of the date of this Agreement (or such other date before the Closing as Cellegy and Vaxis may agree), divided by (ii) the aggregate number of Purchased Shares.

     "Subsidiary" or "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporations or other organizations is directly or indirectly owned or controlled by such party or by any one or more of the subsidiaries.

     "Tax Returns" includes, all returns, reports, declarations, elections, notices, filings, information returns and statements, forms, statements and other documents (whether in tangible, electronic or other form) and including schedules, attachments, supplements, appendixes or exhibits thereto prepared, filed or required to be prepared or filed by applicable Laws in respect of Taxes.

     "Taxes" means taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Authority, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority in respect thereof, including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license, franchise and registration fees and all employment insurance, health insurance and Canada and other government pension plan premiums or contributions.

     "Transaction" means the purchase of the Purchased Shares by Cellegy pursuant to the terms of this Agreement and the other transactions contemplated hereby.

     "Transaction  Expenses"  has the meaning  more  particularly  described  in
Section 7.8 hereto.

     "Union Plans" means Benefit Plans which are or are required to be established and maintained pursuant to a Collective Agreement and which are not maintained or administered by Vaxis or any of its affiliates.

     "Vaxis" has the meaning more particularly described in the Preamble.

     "Vaxis Common Shares" means the common shares in the capital of Vaxis.

     "Vaxis Intellectual Property Rights" means all Intellectual Property Rights that are part of the conduct of the business of Vaxis.

ARTICLE II
THE TRANSACTION

     2.1 The Purchase. At the Closing, Cellegy shall purchase the Purchased Shares from the Stockholders, and the Stockholders shall sell the Purchased Shares to Cellegy, on the terms and subject to the conditions of this Agreement.

     2.2 Further Assurances. If, at any time before or after the Closing, Cellegy believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Transaction or to carry out the purposes and intent of this Agreement at or after the Closing, then (i) each of Vaxis and each Stockholder covenants and agrees that before the Closing it will, upon the reasonable request of Cellegy, use best efforts to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, instruments and assurances as may be required for the better carrying out and performance of all the terms of this Agreement, and (ii) after the Closing Cellegy, Vaxis and their respective officers and directors may execute and deliver all such proper acts, deeds, assignments, instruments and assurances as may be required for the better carrying out the performance of all the terms of this Agreement.

ARTICLE III
PURCHASE AND SALE OF SHARES

     3.1 Purchase Price. Subject to Sections 3.7 and 3.8:


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

         (a) The purchase price for the Purchased Shares shall be paid to each Stockholder for each Purchased Share as follows:

               (i) a number of shares of Cellegy Common Stock equal to the Stock Ratio payable to that Stockholder; provided, however, that the Stockholders specified in Exhibit 3.1 shall receive the Cash Amount, allocated in the amounts specified on
                    Exhibit 3.1, in lieu of a number of shares of Cellegy Common Stock with a value, based on the Cellegy Average Price determined as of the date of this Agreement (or such other date before the Closing as Cellegy and Vaxis agree), equal to the U.S. dollar equivalent of the Cash Amount;

               (ii) any  Cash  Amount   owing  to  that   Stockholder   as  more
                    particularly set forth in Exhibit 3.1; and

              (iii) the Pro-Rata Share of the Earn-Out  Consideration payable to that Stockholder, as set forth in Section 3.2 below.

         The shares of Cellegy Common Stock and the Cash Amount referred to in paragraphs (i) and (ii) above are collectively referred to as the "Initial Consideration". The number of shares of Cellegy Common Stock to be received by each Stockholder shall be set forth in a Schedule of Purchasers mutually agreed to by Cellegy and the Stockholders on or before the Closing. The right of a Stockholder immediately before the Closing to receive the Initial Consideration and Earn-Out Consideration may not be transferred or assigned in any manner other than by will or by the laws of intestacy, or by instrument to an inter vivos or testamentary trust in which such rights are to be passed to beneficiaries upon the death of the settlor, in each case with the transferee agreeing to be bound by all of the provisions of this Agreement relating to the Initial Consideration and Earn-Out Consideration.

         (b) At the Closing, each certificate representing any Purchased Shares (a "Certificate") shall be delivered to Cellegy as set forth in Section 3.3 hereof and, subject to the provisions of Sections 3.7 and 3.8 hereof, Cellegy shall pay the Initial Consideration to the Stockholder. If before the Closing Cellegy should split or combine the shares of Cellegy Common Stock, or pay a stock dividend or other stock distribution in, or in exchange of, shares of Cellegy Common Stock, or engage in any similar transaction, then the Stock Ratio will be appropriately adjusted to reflect such split, combination, dividend, exchange or other distribution or similar transaction.

         (c) At or before the Closing, Vaxis shall take such actions as are necessary so that all outstanding and unexercised stock options, warrants, convertible securities or any right of any kind to acquire any securities of Vaxis shall terminate and/or expire, so that no such options, warrants, securities or rights survive beyond the Closing Date.


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

     3.2 Earn-Out Consideration.

         (a) The Earn-Out Consideration shall consist, in the aggregate, of up to CDN $11,000,000. Such Earn-Out Consideration shall consist of 50% of the nonrefundable cash or non-cash property consideration ("Nonrefundable Consideration") actually received by Vaxis or Cellegy after the Closing Date pursuant to:

               (i) commercial sales of the products currently being developed by Vaxis or derived therefrom or sales of other products by or on behalf of Cellegy or Vaxis that would constitute an infringement of the patents and patent applications (to the extent that patents ultimately issue on such applications) that Cellegy acquires from Vaxis under this Agreement ("Products"); or

               (ii) the  sale,  license  or  assignment  of  patents  or  patent applications that Cellegy acquires from Vaxis under this Agreement or the transactions contemplated hereby (or technology covered by the patents and patent applications that Cellegy acquires from Vaxis under this Agreement or the transactions contemplated hereby) ("Patents").

                    The Products and Patents are more  particularly set forth on
                    Exhibit 3.1(b) hereto.

         (b) The obligation to pay the Earn-Out Consideration shall survive in the event of the sale of all or any portion of Cellegy's right, title and interest with respect to the Products or Patents to a third party, or in connection with a sale of all or substantially all of Vaxis' or Cellegy's business (whether by merger, sale of assets or otherwise) and Cellegy shall require, as a condition of such sale, that any acquirer of the Products or Patents to be bound by the terms of this Agreement relating to payment of the Earn-Out Consideration; but the receipt of consideration from any such sale transaction shall not constitute Nonrefundable Consideration.

         (c) If the Nonrefundable Consideration received by Vaxis or Cellegy is other than cash, Cellegy may at its sole option pay the Earn-Out Consideration as cash with a value (determined in good faith by Cellegy) equal to the non-cash consideration received.

         (d) For greater certainty, Nonrefundable Consideration shall include, but shall not be limited to:

               (i) upfront money, option payments, milestone payments or any other form of cash or non-cash property consideration received from any licensee of the Products or Patents;

               (ii) royalty  payments  received  by  Vaxis or  Cellegy  from any licensee with respect to its sales of the Products or license of the Patents; and

              (iii) operating  earnings  generated  by the  Products  if Cellegy commercializes the Products anywhere in the world.

         (e) Where a product of Cellegy (such as Anogesic) is prescribed for indications that are not covered by the patents and patent applications (to the extent that patents ultimately issue with respect to such applications) that Cellegy is acquiring from Vaxis pursuant to this Agreement, but may also be used for conditions that are so covered ("off-label sales"), if Cellegy, in its reasonable discretion, can determine the amount of such off-label sales with reasonable precision using a reputable published source selected by Cellegy (such as IMS, NDTI, or Scott Levin), then the amount of such off-label sales that can be so determined shall also be treated as "Product" sales with respect to which Earn-Out Consideration is payable.

         (f) The Earn-Out Consideration will be paid, at Cellegy's option, in the form of cash, Cellegy Common Stock or a combination thereof. Payments will be made within 60 days after the end of each quarter in which Cellegy has received Nonrefundable Consideration. If payment is made in Cellegy Common Stock, it will be based on the Cellegy Average Price as of the end of any such calendar quarter. The Earn-Out Consideration will only be calculated and payable during the term of seven (7) years from the date of this Agreement, and no payment will be made with respect to Nonrefundable Consideration received following expiration of such period.

         (g) Cellegy shall prepare and deliver to each Stockholder with payment of the Earn-Out Consideration a statement showing the amount of the Earn-Out Consideration for the applicable quarter.

         (h) Cellegy shall use commercially reasonable efforts, consistent with Cellegy's other products and opportunities, to develop and commercialize such of the Products as Cellegy believes have commercial potential. Notwithstanding the foregoing, nothing in this Agreement or otherwise shall restrict Cellegy's ability to operate its business and exercise its business judgment with respect to the Products and other Intellectual Property from which Earn-Out Consideration may be derived.

     3.3 Delivery of Certificates. At Closing, each of the Stockholders shall deliver certificates representing the Purchased Shares held by such Stockholder, with properly executed instruments of assignment or transfer.

     3.4 Transfer Taxes; No Fractional Shares.

         (a) If any certificates for any shares of Cellegy Common Stock are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall (i) pay to Cellegy any transfer or other taxes required by reason of the issuance of certificates for such shares of Cellegy Common Stock in a name other than that of the registered holder of the Certificate surrendered or (ii) establish to the satisfaction of Cellegy that such tax has been paid or is not applicable.

         (b) No fractional shares of Cellegy Common Stock shall be issued pursuant to the Transaction.

     3.5 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Blake, Cassels & Graydon LLP, 20th Floor, 45 O'Connor Street, Ottawa, Ontario at 9:00 a.m., local time, on the first Business Day (the "Closing Date") after which all of the conditions set forth in Article VIII hereof are satisfied or waived, or at such other date, time and place as Cellegy and Vaxis shall agree.

     3.6 Supplementary Action. If at any time after the Closing, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm or record in Vaxis the title to any property or rights of Vaxis, or otherwise to carry out the provisions of this Agreement, the officers and directors of Vaxis are hereby authorized and empowered on behalf of Vaxis to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights, and otherwise to carry out the purposes and provisions of this Agreement.

     3.7 Escrow.

         (a) Cellegy will withhold the stock portion of the Initial Consideration and deposit with the Escrow Agent, as soon as reasonably practicable after the Closing, the certificates for the Escrow Shares (as defined below). The Escrow Shares will be issued in the name of the Stockholders but withheld from the Cellegy Common Stock to be delivered to Stockholders at the Closing. For this purpose, "Escrow Shares" means all of the shares of Cellegy Common Stock that are included in the Initial Consideration. Any shares of Cellegy Common Stock or other equity securities issued or distributed by Cellegy (including shares issued upon a stock split, stock dividend, recapitalization or other similar event) in respect of Escrow Shares shall also be withheld in the Escrow Funds and shall also be considered to be Escrow Shares. In addition, the full amount of any Earn-Out Consideration paid or payable with respect to the period ending forty-eight (48) months after the Closing Date will be withheld by Cellegy and deposited with the Escrow Agent to be held as part of the Escrow. Any Earn-Out Consideration that is deposited into the Escrow will be referred to herein as the "Escrow Earn-Out Consideration." The Escrow Shares and any Escrow Earn-Out Consideration may be collectively referred to herein as the "Escrow Funds." Cash dividends on Escrow Shares or interest on any cash Escrow Earn-Out Consideration shall be added to the Escrow Funds and shall not be distributed to the record holders of such Escrow Funds. Cellegy will hold the certificates representing such Escrow Funds as security for the Stockholders' indemnification obligations for Damages under Article X. Except as may be expressly provided otherwise in this Agreement with respect to breach of a Stockholder's representations and warranties under Article XI, the payment of any Escrow Funds in satisfaction of any indemnification obligations under Article X shall be made in proportion to the Escrow Funds (each valued at the Cellegy Average Price Per Share as of the date that such Escrow Shares are forfeited to satisfy such indemnity obligations) held for each Stockholder in the Escrow Fund.

         (b) The Escrow Funds will be released to the Stockholders by the Escrow Agent on the following release dates ("Escrow Release Dates"), subject to any Escrow Funds being withheld pursuant to Section 10.2(b):

               (i) the Escrow Shares will be released twelve (12) months from the Closing Date in the case of Stockholders other than the Founders and eighteen (18) months from the Closing Date in the case of the Founders; and

               (ii) the  Escrow   Earn-Out   Consideration   will  be   released
                    forty-eight (48) months from the Closing Date.

     3.8 Non-Resident of Canada Stockholder; Section 116 Requirements. On or before the Closing, each non-resident Stockholder shall take all reasonable steps to obtain and deliver to Cellegy a certificate issued by the Minister of National Revenue under subsection 116(2) of the Income Tax Act (Canada).

         (a) If a certificate is so delivered to Cellegy on or before the Closing Date, Cellegy shall be entitled to withhold from the Initial Consideration twenty-five percent (25%) of the amount, if any, by which such non-resident Stockholder's proportionate share of the Initial Consideration exceeds the certificate limit as defined in subsection 116(2) of the Income Tax Act (Canada) and fixed by the Minister of National Revenue in such certificate

         (b) If a certificate is not so delivered to Cellegy on or before the Closing Date, Cellegy shall be entitled to withhold from the Initial Consideration an amount equal to twenty-five percent (25%) of such non-resident Stockholder's proportionate share of the Initial Consideration.

         (c) If Cellegy has withheld any amount under the provisions of paragraphs (a) or (b) above and a non-resident Stockholder delivers to Cellegy, after the Closing and within 29 days after the end of the month in which the Closing occurs, a certificate issued by the Minister of National Revenue under subsection 116(2) or 116(4), as the case may be, of the Income Tax Act (Canada), Cellegy shall:

              (i) if such certificate was issued under subsection 116(2) of the Income Tax Act (Canada), pay forthwith to the Receiver General twenty-five percent (25%) of the amount, if any, by which the non-resident Stockholder's proportionate share of the Initial Consideration exceeds the certificate limit fixed in such certificate, and the amount so paid shall be credited as payment on account of the Initial Consideration; and

              (ii) pay forthwith to the non-resident Stockholder any amount that Cellegy has withheld and is not required to pay to the Receiver General in accordance with subparagraph (i) above (and which is not otherwise constitute Escrow Funds), and the amount so paid shall be credited as payment on account of the Initial Consideration.

         (d) If Cellegy has withheld any amount under the provisions of paragraphs (a) or (b) above and no certificate has been delivered to Cellegy by the non-resident Stockholder in accordance with the provisions of paragraph (c) above, such withheld amount shall be paid by Cellegy to the Receiver General on the 30th day after the end of the month in which the Closing occurs on account of Cellegy's liability pursuant to subsection 116(5) of the Income Tax Act (Canada), and the amount so paid shall be credited as payment on account of the Purchase Price.

     All amounts withheld by Cellegy in accordance with this Section shall be paid to and held by the Escrow Agent. The applicable non-resident Stockholder shall pay any expenses of the Escrow Agent in connection with this Section.

         3.9 Securities Laws Compliance. The parties to this Agreement intend that Cellegy shall issue the shares of Cellegy Common Stock hereunder pursuant to a private placement under Section 4(2) of the Securities Act (and/or Regulation D or Regulation S promulgated under the Securities Act) and applicable state securities laws, and under Sections 72(1)(j) and 93(1)(d) of Securities Act (Ontario). The shares of Cellegy Common Stock issuable pursuant to this Agreement shall constitute "restricted securities" within the meaning of the Securities Act. The certificates for Cellegy Common Stock to be issued in the Transaction shall bear appropriate legends to identify such shares as being restricted under the Securities Act, and, if applicable, to notice the restrictions on transfer set forth in this Agreement. Vaxis shall use its best efforts to furnish Cellegy with all information concerning Vaxis and the Stockholders as Cellegy may reasonably request in connection with establishing the availability of federal and state private placement exemptions for any action contemplated by this Section.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF VAXIS

     Except as set forth in the corresponding section or subsection of the disclosure schedule delivered to Cellegy at or before the execution of this Agreement ("Disclosure Schedule"), Vaxis represents and warrants to Cellegy as follows:

     4.1 Organization. Vaxis is a corporation duly organized, validly existing and in good standing under the OBCA and has the corporate power to carry on its business as it is now being conducted. Vaxis is duly qualified to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Vaxis does not have any wholly-owned or partially-owned Subsidiaries.

     4.2 Capitalization.

         (a) As of the date hereof, the authorized share capital of Vaxis consists of an unlimited number of Vaxis Common Shares and unlimited number of preferred shares in the capital of Vaxis ("Vaxis Preferred Shares"). As of the date of this Agreement, 2,111,269 Vaxis Common Shares were issued and outstanding, no Vaxis Preferred Shares were issued and outstanding, no warrants to acquire Vaxis Common Shares ("Vaxis Warrants") and no stock options to acquire Vaxis Common Shares (the "Vaxis Stock Options") were outstanding. All issued and outstanding Vaxis Common Shares are validly issued, fully paid, nonassessable and free of pre-emptive rights or similar rights created by statute, the Articles of Incorporation or Bylaws of Vaxis or any agreement to which Vaxis is a party or by which Vaxis is bound.

         (b) Except as set forth above or pursuant to Vaxis Benefit Plans, there are not now, and at the Closing there will not be, any shares in the capital of Vaxis issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Vaxis to issue, transfer or sell any shares in its capital. As of the date hereof, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which Stockholders may vote ("Voting Debt") of Vaxis were issued or outstanding, nor will there be any issued or outstanding at the Closing. Except as provided in this Agreement, after the Closing Vaxis will have no obligation to issue, transfer or sell any shares in its capital pursuant to any employee benefit plan or otherwise. There are no voting trust or other agreements or understandings to which Vaxis is a party with respect to the voting of the capital of Vaxis. Vaxis is not required to redeem, repurchase or otherwise acquire shares of Vaxis as a result of the transactions contemplated by this Agreement. Immediately after the Closing, there will be no option, warrant, call, right or agreement obligating Vaxis to issue, deliver or sell, or cause to be issued, delivered or sold, any Vaxis Common Shares or any Voting Debt, or obligating Vaxis to grant, extend, or enter into any such option, warrant, call, right or agreement.

     4.3 Authority Relative to this Agreement. Vaxis has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Vaxis and the consummation by Vaxis of the Transaction have been duly authorized by Vaxis' Board of Directors, and no other corporate or stockholder proceedings on the part of Vaxis are necessary to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Vaxis and constitutes the valid and binding agreement of Vaxis, enforceable against Vaxis in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws relating to creditors' rights and general principles of equity.

     4.4 Consents and Approvals; No Violations. Except for applicable requirements of the Securities Act and the Securities Act (Ontario) no filing with, and no permit, authorization, consent or approval of, any public or governmental body or authority is necessary for the consummation by Vaxis of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Vaxis, nor the consummation by Vaxis of the Transaction, nor compliance by Vaxis with any of the provisions hereof, will (a) result in any breach of the Articles of Incorporation or Bylaws of Vaxis, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration or change in the award, grant, vesting or determination) under, require the consent of any third party under, or give rise to creation of any Encumbrance upon any of the respective properties or assets of Vaxis under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement, arrangement or other instrument or obligation to which Vaxis is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Vaxis or any of its properties or assets. No vote of Stockholders is necessary to approve this Agreement and the transactions contemplated hereby.

     4.5 Financial Statements.

         (a) Vaxis has delivered to Cellegy copies of its audited balance sheets as of October 31, 1999 and October 31, 2000, and its unaudited balance sheet as of September 30, 2001 (such balance sheets referred to as the "Balance Sheets" and September 30, 2001 referred to as the "Balance Sheet Date") and the related audited combined statements of operations and cash flows for each of the one-year periods ended October 31, 1999 and October 31, 2000, respectively, and the related unaudited combined statements of operations and cash flows for the nine month period ended September 30, 2001 (collectively, the Financial Statements"). The Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with Canadian GAAP applied on a consistent basis throughout the periods indicated and consistent with each other (subject, in the case of unaudited statements, to normal audit adjustments which would not in the aggregate be material in amount or effect and the absence of any notes thereto). The Financial Statements fairly present the financial position of Vaxis as of the dates thereof, and the results of operations and the changes in cash flows of Vaxis for the respective periods set forth therein.

         (b) The books, records and accounts of Vaxis (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Vaxis and (iii) accurately and fairly reflect the basis for the Financial Statements. Vaxis has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with Canadian GAAP or any other criteria applicable to such statements and (B) to maintain accountability for assets.

     4.6 Absence of Certain  Changes or Events.  Except as  disclosed in Section
4.6 of the Disclosure Schedule, since the Balance Sheet Date, Vaxis has conducted its business in the ordinary course consistent with past practice, and there has not been with respect to Vaxis any:

         (a) material adverse change in the business of Vaxis;

         (b) amendment or change in the Articles of Incorporation or Bylaws of Vaxis;

         (c) incurrence, creation or assumption by Vaxis of (i) any mortgage, deed of trust, security interest, pledge, lien, title retention device, collateral assignment, claim, charge, restriction or other Encumbrance of any kind on any of the assets or properties of Vaxis; or (ii) any obligation or liability or any indebtedness for borrowed money;

         (d) offer, issuance or sale of any debt or equity securities of Vaxis, or any options, warrants or other rights to acquire from Vaxis, directly or indirectly, any debt or equity securities of Vaxis (except options granted in the ordinary course in amounts and with terms consistent with Vaxis' past practices and reflected in the option figures set forth in Section 4.2 above);

         (e) payment or discharge by Vaxis of any security interest, lien, claim, or Encumbrance of any kind on any asset or property of Vaxis, or the payment or discharge of any liability that was not either shown on the Balance Sheets or incurred in the ordinary course of Vaxis' business after the Balance Sheet Date in an amount not in excess of $25,000 for any single liability to a particular creditor;

         (f) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of Vaxis other than a purchase, license, sale, assignment or other disposition or transfer (or agreement therefor) made in the ordinary course of Vaxis' business that does not involve any transfer of title of, or an exclusive license to, or the creation of any Encumbrance on, any product, invention or proprietary technology of Vaxis;

         (g) damage, destruction or loss of any property or asset, whether or not covered by insurance, having a Material Adverse Effect on Vaxis;

         (h) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, shares in the capital of Vaxis, any split, combination or recapitalization of shares in the capital of Vaxis or any direct or indirect redemption, purchase or other acquisition of any shares in the capital of Vaxis or any change in any rights, preferences, privileges or restrictions of any outstanding security of Vaxis;

         (i) change or increase in the compensation payable or to become payable to any of the officers, directors, or employees of Vaxis, or any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents except in connection with normal employee salary or performance reviews or otherwise in the ordinary course of Vaxis' business;

         (j) change with respect to the management, supervisory or other key personnel of Vaxis;

         (k) obligation or liability incurred by Vaxis to any of its officers, directors or stockholders except for normal and customary compensation and expense allowances payable to officers in the ordinary course of Vaxis' business;

         (l) making by Vaxis of any loan, advance or capital contribution to, or any investment in, any officer, director or stockholder of Vaxis or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

         (m) entering into, amendment of, relinquishment, termination or non-renewal by Vaxis of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business or any written or oral indication or assertion by the other party thereto of any material problems with Vaxis' services or performance under such contract, lease, transaction, commitment or other right or obligation or its desire to so amend, relinquish, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

         (n) assertion by any third party against Vaxis of any complaint (where the amounts involved exceed $25,000 either individually or in the aggregate) against Vaxis;

         (o) entering into by Vaxis of any transaction, contract or agreement that by its terms requires or contemplates a current and/or future financial commitment, expense (inclusive of overhead expense) or obligation on the part of Vaxis involving in excess of $25,000 or that is not entered into in the ordinary course of Vaxis's business, or the conduct of any business or operations other than in the ordinary course of Vaxis's business;

         (p) license, transfer or grant of a right under any Vaxis Intellectual Property Rights, other than those licensed, transferred or granted in the ordinary course of Vaxis' business consistent with its past practices; or

         (q) agreement or arrangement made by Vaxis to take any action which, if taken before the date of this Agreement, would have made any representation or warranty of Vaxis set forth in Article IV of this Agreement untrue or incorrect as of the date when made.

     4.7 No Undisclosed Liabilities. Vaxis does not have any liability, indebtedness, obligation, expense, claim, guarantee or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, which individually or in the aggregate (i) has not been reflected in the Balance Sheets, or (ii) has not arisen in the ordinary course of Vaxis' business since the Balance Sheet Date, consistent with past practices and does not reflect a material change to the business (as previously conducted), results of operations or financial condition of Vaxis.

     4.8 Litigation. As of the date of this Agreement: (i) there is no action, suit, judicial or administrative proceeding, hearing, arbitration or investigation pending or, to the knowledge of Vaxis, threatened against or involving Vaxis, or any of their properties or rights, before any court, arbitrator, or administrative or governmental body; (ii) there is no judgment, decree, injunction, rule or order of any court, Governmental Authority, commission, agency, instrumentality or arbitrator, or agreement or memorandum of understanding outstanding against Vaxis; and (iii) Vaxis is not in violation of any term of any judgments, decrees, injunctions or orders outstanding against them.

     4.9 Contracts.

         (a) Each of the contracts, instruments, mortgages, notes, security agreements, leases, agreements or understandings, to which Vaxis is a party that relates to or affects the assets or operations of Vaxis or to which Vaxis or its assets or operations may be bound or subject is a valid and binding obligation of Vaxis and in full force and effect with respect to Vaxis and, to the knowledge of Vaxis, with respect to all other parties thereto. Except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties, there are no existing defaults by Vaxis thereunder or, to the knowledge of Vaxis, by any other party thereto; and no event of default has occurred, and no event, condition or occurrence exists, that (whether with or without notice, lapse of time, the declaration of default or other similar event) would constitute a default by Vaxis thereunder. Section 4.9(a) of the Disclosure Schedule lists all consents of third parties required for the consummation of the transactions contemplated by this Agreement.

         (b) Section 4.9(b) of the Disclosure Schedule lists the following contracts and other agreements to which Vaxis is a party:

                (i) any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments in excess of $25,000 per annum;

               (ii) any agreement concerning a partnership or joint venture;

              (iii) any agreement (or group of related  agreements)  under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a security interest on any of its assets, tangible or intangible;

               (iv) any agreement concerning  confidentiality or noncompetition, to which Vaxis or any of the Founders are a party;

                (v) any  agreement  with  any  of  the  Stockholders  and  their affiliates;

               (vi) any profit  sharing,  stock option,  stock  purchase,  stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, or employees;

              (vii) any  agreement  or offer  letter for the  employment  of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;

             (viii) any  agreement  under which it has  advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;

               (ix) any agreement  under which Vaxis is performing  services for customers or clients providing for payments in excess of $25,000 per annum or any agreement under which Vaxis is receiving services providing for payments in excess of $25,000 per annum;

                (x) any license  agreement  relating  to any Vaxis  Intellectual
                    Property;

               (xi) any license agreement relating to any intellectual  property of another Person;

              (xii) any other  agreement,  contract,  commitment  or  instrument that is material to the business of Vaxis or that involves a future commitment by Vaxis in excess of $25,000; and

             (xiii) any agreement under which the consequences of a default or termination could have a Material Adverse Effect.

         (c) Vaxis has delivered to Cellegy a correct and complete copy of each agreement listed in Section 4.9(b) of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4.9(b) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (d) Vaxis has no agreement or plan, including any stock incentive plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         (e) Vaxis has no agreements or arrangements to sell or otherwise dispose of, or lease, acquire or otherwise invest in, any property, lines of business or other assets, other than agreements and arrangements entered into in the ordinary course of Vaxis' business.

     4.10 Employee Benefit Plans.

         (a) Section 4.10 of the Disclosure Schedule set forth a complete list of the Benefit Plans.

         (b) Current and complete copies of all written Benefit Plans or, where oral, written summaries of the material terms thereof, have been delivered or made available to Cellegy together with current and complete copies of all documents relating to the Benefit Plans, including, as applicable,

                (i) all documents establishing,  creating or amending any of the
                    Benefit Plans;

               (ii) all trust agreements and funding agreements;

              (iii) all insurance contracts,  investment management  agreements, subscription and participation agreements;

               (iv) all  financial  statements  and  accounting  statements  and reports, and investment reports for each of the last six years and the three most recent actuarial reports;

                (v) all reports, statements, annual information returns or other
                    returns,   filings  and  material  correspondence  with  any
                    regulatory authority in the last six years;

               (vi) all legal opinions,  consultants' reports and correspondence relating to the administration or funding of any Benefit Plan or the use of the funds held under such plans;

              (vii) all booklets,  summaries,  manuals and  communications  of a
                    general   nature   distributed  or  made  available  to  any
                    Employees or former employees concerning any Benefit Plans;

             (viii) a copy  of the  most  recent  letter  of  confirmation  of registration of the Pension Plan(s), if any, pursuant to any Laws; and

               (ix) a copy of any  statement  of  investment  policies and goals prepared in respect of the Pension Plans, if any, whether or not such statement has been filed with the applicable Governmental Authority.

         (c) Except as disclosed in Section 4.10 of the Disclosure Schedule, each Benefit Plan is, and has been established, registered (where required), qualified, administered and invested, in compliance with (i) the terms of such Benefit Plan, (ii) all Laws and (iii) any Collective Agreements; and Vaxis has not received, in the last six years, any notice from any Person questioning or challenging such compliance (other than in respect of any claim related solely to that Person), and Vaxis does not have any knowledge of any such notice from any Person questioning or challenging such compliance beyond the last six years.

         (d) All obligations to or under the Benefit Plans (whether pursuant to the terms thereof or any Laws) have been satisfied, and there are no outstanding defaults or violations thereunder by Vaxis or, to the knowledge of Vaxis, any default or violation by any other party to any Benefit Plan.

         (e) Except as disclosed in Section 4.10 of the Disclosure Schedule, there have been no improvements, increases or changes to, or promised improvements, increases or changes to, the benefits provided under any Benefit Plan. None of the Benefit Plans provide for benefit increases or the acceleration of, or an increase in, funding obligations that are contingent upon or will be triggered by the entering into of this Agreement or the completion of the transactions contemplated herein.

         (f) All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Benefit Plan have been paid or remitted in a timely fashion in accordance with its terms and all Laws, and no Taxes, penalties or fees are owing or eligible under any Benefit Plan.

         (g) There is no investigation by a Governmental Authority, or Claim (other than routine claims for payment of benefits) pending or threatened involving any Benefit Plan or their assets, and no facts exist which could reasonably be expected to give rise to any such investigation or Claim (other than routine claims for benefits).

         (h) No event has occurred respecting any registered Benefit Plan which would result in the revocation of the registration of such Benefit Plan (where applicable) or entitle any Person (without the consent of Vaxis) to wind-up or terminate any Benefit Plan, in whole or in part, or which could otherwise reasonably be expected to adversely affect the tax status of any such plan.

         (i) There are no going concern unfounded actuarial liabilities, past service unfounded liabilities or solvency deficiencies respecting any of the Benefit Plans.

         (j) No material changes have occurred in respect of any Benefit Plan since the date of the most recent financial, accounting, actuarial or other report, as applicable, issued in connection with any Benefit Plan, which could reasonably be expected to adversely affect the relevant report (including rendering it misleading in any material respect).

         (k) Vaxis has not received, or applied for, any payment of surplus out of any Benefit Plan or any payment in respect of the demutualization of the insurer of any Benefit Plan.

         (l) Except as disclosed in Section 4.10 of the Disclosure Schedule, (i) Vaxis has not taken any contribution or premium holidays under any Benefit Plan and, where so disclosed, Vaxis was entitled under the terms of the Benefit Plan, applicable Collective Agreements and under all Laws to take such contribution or premium holidays; and (ii) there have been no withdrawals or transfers of assets from any Benefit Plan and where so disclosed, such withdrawals or transfers of assets were in accordance with the terms of such Benefit Plan, any applicable Collective Agreements and all Laws.

         (m) None of the Benefit Plans is a Union Plan or a "multi-employer" pension plan or benefit plan as defined under Laws.

         (n) All employee data necessary to administer each Benefit Plan is in the possession of Vaxis and is complete, correct and in a form which is sufficient for the proper administration of the Benefit Plan in accordance with its terms and all Laws.

         (o) None of the Benefit Plans, other than the Pension Plans, provide benefits beyond retirement or other termination of service to Employees or former employees or to the beneficiaries or dependents of such employees, or such benefits have been properly accrued on the Financial Statements in accordance with Canadian GAAP.

         (p) None of the Benefit Plans require or permit a retroactive increase in premiums or payments, or require additional premiums or payments or termination of the Benefit Plan or any insurance contract relating thereto, and the level of insurance reserves, if any, under any insured Benefit Plan is reasonable and sufficient to provide for all incurred but unreported Claims.

         (q) Vaxis' sole obligation to or in respect of any Union Plans is to make monetary contributions to the Union Plans in the amounts and in the manner set forth in the Collective Agreements, if any, disclosed to Cellegy under this Agreement.

     4.11 Tax Matters.

         (a) Vaxis has duly and timely prepared all Tax Returns required to be prepared by it, has duly and timely filed its Tax Returns required to be filed by it with the appropriate Governmental Authority and has duly, completely and correctly reported all income and all other amounts and information required to be reported thereon.

         (b) Vaxis has duly and timely paid all Taxes, including all installments on account of Taxes for the current year, that are due and payable by it whether or not assessed by the appropriate Governmental Authority. Provision has been made on the Balance Sheet for amounts at least equal to the amount of all Taxes owing by Vaxis that are not yet due and payable and that relate to periods ending on or prior to the Closing Date.

         (c) Vaxis has not requested, offered to enter into or entered into any agreement or other arrangement or executed any waiver providing for, any extension of time within which (i) to file any Tax Return covering any Taxes for which Vaxis is or may be liable; (ii) to file any elections, designations or similar filings relating to Taxes for which Vaxis is or may be liable; (iii) Vaxis is required to pay or remit any Taxes or amounts on account of Taxes; or
(iv) any Governmental Authority may assess or collect Taxes for which Vaxis is or may be liable.

         (d) All Canadian federal and provincial income, sales and capital tax liabilities of Vaxis have been assessed by the relevant taxing authorities and notices of assessment have been issued to it by all relevant taxing authorities for all taxation years prior to and including the taxation year ended October 31, 2000.

         (e) There are no proceedings, investigations, audits or Claims now pending or, to the knowledge of Vaxis, threatened, against Vaxis in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes.

         (f) Vaxis has duly and timely withheld the amount of all Taxes and other deductions required by law to be withheld from any amount paid or credited by it to or for the account or benefit of any Person, including any Employees, officers or directors and any non-resident Person, and has duly and timely remitted to the appropriate Governmental Authority, such Taxes and other deductions required by law to be remitted.

         (g) Except pursuant to this Agreement or as specifically disclosed in writing to Cellegy, for purposes of the Income Tax Act (Canada) or any other applicable Tax statute, except for the Stockholders no Person or group of Persons has ever acquired or had the right to acquire control of Vaxis.

         (h) None of Sections 78, 80, 80.01, 80.02, 80.03 or 80.04 of the Income
Tax Act (Canada), or any equivalent provision of the Tax legislation of any province or any other jurisdiction, have applied or will apply to Vaxis at any time up to and including the Closing Date.

         (i) Vaxis has not acquired property from a non-Arm's Length Person, within the meaning of the Income Tax Act (Canada), for consideration, the value of which is less than the fair market value of the property acquired in circumstances which could subject it to a liability under Section 160 of the Income Tax Act (Canada).

         (j) For all transactions between Vaxis and any non-resident Person with whom Vaxis was not dealing at Arm's Length during a taxation year commencing after 1998 and ending on or before the Closing Date, Vaxis has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Income Tax Act (Canada).

         (k) Vaxis is duly  registered  under  subdivision  (d) of Division V of
Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax and its registration number is 886332568.

         (l) The only reserves under the Income Tax Act (Canada) or any equivalent provincial statute to be claimed by Vaxis for the taxation year ended immediately prior to the acquisition of control by Cellegy are disclosed in
Section 4.11 of the Disclosure Schedule.

         (m) Vaxis has not filed any elections, designations or similar filings which will be applicable for any period ending after the Closing Date.

         (n)  Vaxis has duly and  timely  collected  the  amount of any sales or transfer taxes, including any goods and services, harmonized sales and provincial sales taxes, required by Law to be collected by it and has duly and timely remitted to the appropriate Governmental Authority such sales or transfer taxes required by Law to be remitted by it.

         (o) Cellegy has been provided with copies of all Tax Returns and all communications to or from any Governmental Authority relating to the Taxes of Vaxis, to the extent relating to periods or events in respect of which any Governmental Authority may by Law assess or otherwise impose any such Tax on Vaxis.

     4.12 Compliance With Applicable Law. Vaxis holds all licenses, franchises, permits, variances, exemptions, orders, approvals and authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of Vaxis is not being conducted in material violation of, any provision of any federal, provincial, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other Governmental Authorization or approval applicable to Vaxis.

     4.13 Subsidiaries. Vaxis has no subsidiaries.

     4.14. No Bankruptcy Proceedings. There is no Bankruptcy Proceeding (as defined below) pending against Vaxis, and to the best knowledge of Vaxis, no other person has threatened to commence any such Bankruptcy Proceeding against Vaxis. Vaxis is not Insolvent (as defined below), and Vaxis has no reason to believe that it may become Insolvent in the ordinary course of its business. For purposes of this Section, a Bankruptcy Proceeding shall mean and include any action, suit or judicial or administrative proceeding under any applicable bankruptcy, fraudulent conveyance or insolvency law, including but not limited to, any such action, suit or judicial or administrative proceeding: (i) involving the filing of a voluntary or involuntary bankruptcy petition, or petition from relief from Claims of creditors, with respect to Vaxis; (ii) in which it is alleged that Vaxis is insolvent; or (iii) seeking the liquidation of Vaxis, the appointment of a receiver or trustee over all or substantially all of the assets of Vaxis, or the composition or assignment of all or a substantial portion of the assets of Vaxis for the benefit of the creditors of Vaxis . For purposes of this Section, Vaxis shall be "Insolvent" if it is generally not paying, or is or will be unable or lacks the means to pay, its debts as they become in the ordinary course of its business.

     4.15 Labor and Employment Matters.

         (a) Section 4.15 of the Disclosure Schedule sets forth a complete list of the Employees, together with their titles, service dates and material terms of employment, including current wages, salaries or hourly rate of pay, benefits, vacation entitlement, commissions and bonus (whether monetary or otherwise) or other material compensation paid since the beginning of the most recently completed fiscal year or payable to each such Employee, the date upon which each such term of employment became effective if it became effective in the 12 month period prior to the date of this Agreement and the date upon which each such Employee was first hired by Vaxis. Except as disclosed in Section 4.15 of the Disclosure Schedule, no Employee is on short-term or long-term disability leave, parental leave, extended absence or receiving benefits pursuant to the Workplace Safety and Insurance Act (Ontario) or similar workers' compensation legislation in other jurisdictions.

         (b) Except for the Employment Contracts listed in Section 4.15 of the Disclosure Schedule, there are no Employment Contracts which are not terminable on the giving of reasonable notice in accordance with applicable law, nor are any management agreements, retention bonuses or Employment Contracts providing for cash or other compensation or benefits upon the consummation of the transactions contemplated by this Agreement.

         (c) Except for the Benefit Plans or as disclosed in Section 4.15 of the Disclosure Schedule, there are no employment policies or plans, which are binding upon Vaxis.

         (d) (i) Vaxis has been and are being operated in full compliance with all Laws relating to employees, including employment standards, Occupational Health and Safety Laws, workers compensation, human rights, labour relations, pay equity and employment equity. Vaxis has complied with and posted plans as required under applicable pay equity legislation. There have been no Claims nor, to the knowledge of Vaxis, are there any threatened complaints under such employment-related Laws against Vaxis.

         (e) There are no Claims or complaints nor, to the knowledge of Vaxis, are there any threatened Claims or complaints, against Vaxis pursuant to any Laws relating to Employees, including employment standards, human rights, labour relations, Occupational Health and Safety Laws, worker's compensation, pay equity or employment equity. To the knowledge of Vaxis nothing has occurred which might lead to a Claim or complaint against Vaxis under any such Laws. There are no outstanding decisions, orders or settlements or pending settlements which place any obligation upon Vaxis to do or refrain from doing any act.

         (f) All current assessments under the Workplace Safety and Insurance Act (Ontario) and any similar workers compensation legislation in other provinces in relation to Vaxis and all of their respective contractors and subcontractors have been paid or accrued and Vaxis has not been subject to any special or penalty assessment under such legislation which has not been paid.

         (g) Vaxis has previously made available to Cellegy for review all inspection reports under the Occupational Health and Safety Act (Ontario) and Workplace Safety and Insurance Act (Ontario) relating to Vaxis. There are no outstanding inspection orders made under the Occupational Health and Safety Act (Ontario) against Vaxis. Except as set forth in Section 4.15 of the Disclosure Schedule, Vaxis are operating in compliance with all Occupational Health and Safety Laws, including but not limited to the Workplace Hazardous Materials Information System (WHMIS). To the knowledge of Vaxis, there are no pending or threatened charges against Vaxis under Occupational Health and Safety Laws. There have been no fatal or critical accidents which might lead to charges against Vaxis under Occupational Health and Safety Laws. To the knowledge of Vaxis, there are no materials present in the assets owned or used by Vaxis, exposure to which may result in an industrial disease as defined in the Workplace Safety and Insurance Act (Ontario). If such materials including asbestos, have to be removed to comply with Occupational Health and Safety laws, Vaxis shall indemnify and save harmless Cellegy for any and all costs arising from such removal. Vaxis have complied in all respects with any Remedial Orders issued under Occupational Health and Safety Laws. To the knowledge of Vaxis, there are no appeals of any Remedial Orders under Occupational Health and Safety Laws against Vaxis which are currently outstanding.

     4.16 Ownership of Shares of Cellegy Common Stock. As of the date hereof, neither Vaxis nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Securities Act (Ontario)), (a) beneficially owns, directly or indirectly, or (b) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Cellegy Common Stock, except for the "standstill" provisions of the Memorandum of Terms dated October 18, 2001, between Cellegy and Vaxis (the "No-Shop Agreement") relating to the transactions contemplated by this Agreement.

     4.17 Insurance. As of the date hereof, Vaxis is insured by insurers reasonably believed by Vaxis to be of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All material policies of insurance and fidelity or surety bonds insuring Vaxis or its businesses, assets, employees, officers and directors are in full force and effect. There are no Claims by Vaxis under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

     4.18 Products and FDA Matters.

         (a) Vaxis has not received any written notices, citations or decisions by any Governmental Authority that any material product developed, under development, produced, manufactured, marketed or distributed at any time by Vaxis (the "Vaxis Products") is defective or fails to meet any applicable standards promulgated by any such Governmental Authority. Vaxis has complied in all material respects with the laws, regulations, policies, procedures and specifications with respect to the development, design, manufacture, labeling, testing, record keeping and inspection of the Vaxis Products and the operation of manufacturing facilities promulgated by the Food and Drug Administration (the "FDA") and Health Canada. Since January 1, 1998, there have been no recalls, field notifications or seizures ordered or, to the knowledge of Vaxis, threatened by any such Governmental Authority with respect to any of the Vaxis Products. Since January 1, 1998, Vaxis has not received a warning letter or
Section 305 notice from the FDA or corresponding document from Health Canada.

         (b) Vaxis has obtained, in all countries where either Vaxis or any corporate partner thereof is conducting research or trials regarding, developing or marketing any Vaxis Products, all applicable licenses, registrations, approvals, clearances and authorizations required by local, state, provincial or federal agencies (including the FDA and Health Canada) in such countries regulating the safety, effectiveness and market clearance of the Vaxis Products currently being researched, developed or marketed by Vaxis or any corporate partner thereof in such countries. Vaxis has made available for examination by Cellegy all material information relating to the regulation of the Vaxis Products.

         (c) To the knowledge of Vaxis, there have been no adverse events in any clinical trials conducted by or on behalf of Vaxis of such a nature that would be required to be reported to any applicable Governmental Authority that have not been so reported to such authority.

         (d) Vaxis will promptly provide Cellegy with copies of any document that is issued, prepared, or otherwise becomes available from the date of this Agreement until the Closing which bears on the regulatory status of Vaxis or Vaxis Products with the FDA or Health Canada or other foreign Governmental Authorities, including, but not limited to, any filing, deficiency letter, warning letter, non-approval letter/order, withdrawal letter/order or any similar document.

     4.19 Environmental Matters.

         (a) Section 4.19 of the Disclosure Schedule sets forth a complete list of the Environmental Approvals.

         (b) All operations of Vaxis conducted on the Real Property and the Real Property itself while occupied by Vaxis, or at other properties over which Vaxis currently or in past had charge, management or control and to the knowledge of Vaxis, while occupied by Vaxis' predecessors in title, have been and are now, in compliance with all Environmental Laws and any future Environmental Laws that, to the knowledge of Vaxis, are presently planned or proposed by any Governmental Authority. Any Release by Vaxis and to the knowledge of Vaxis, by Vaxis' predecessors in title of any Hazardous Substance into the Environment complied and complies with all Environmental Laws.

         (c) All Environmental Approvals have been obtained, are valid and in full force and effect, have been and are being complied with, and there have been and are no proceedings commenced or threatened to revoke or amend any Environmental Approval..

         (d) Vaxis or any of its operations has not been or is not now the subject of any Remedial Order, nor does Vaxis have any knowledge of any investigation or evaluation commenced or threatened as to whether any such Remedial Order is necessary nor has any threat of any such Remedial Order been made nor are there any circumstances which could result in the issuance of any such Remedial Order.

         (e) Vaxis has not been prosecuted for or convicted of any offence under any Environmental Law, nor has Vaxis been found liable in any proceeding to pay any fine, penalty, damages, amount or judgment to any Person as a result of any Release or threatened Release or as a result of the breach of any Environmental Law and to the knowledge of Vaxis, there is no basis for any such proceeding or action.

         (f) No part of the Real Property or any other of the assets of Vaxis has ever been used by Vaxis as a landfill or for the disposal of waste and to the knowledge of Vaxis, no part of the Real Property or any other of the assets of Vaxis has been used by any other Person as a landfill or for the disposal of waste.

         (g) Except in compliance with applicable Environmental Laws, no asbestos or asbestos containing materials are used, stored or otherwise present in or on the Real Property or any other assets of Vaxis. No equipment, waste or other material containing polychlorinated biphenyls (PCBs) are used, stored or otherwise present in or on the Real Property or any other assets of Vaxis.

         (h) All material environmental data and studies (including the results of any environmental audit assessment or environmental management system) relating to Vaxis have been delivered or made available to Cellegy.

         (i) There has been no Release by Vaxis of any Hazardous Substance which is now present in, on or under any of the Real Property or any other assets of Vaxis or any property currently or in the past under the charge, management or control of Vaxis (including underlying soils and substrata, vegetation, surface water and groundwater) at levels which exceed decommissioning or remediation standards under any applicable Environmental Laws or standards published or administered by the Governmental Authority responsible for establishing or applying such standards.

         (j) Vaxis has no knowledge of any Hazardous Substance in, on or under the Real Property or any other assets of Vaxis.

         (k) There are no underground storage tanks ("USTs") on the Real Property and any storage tanks or any USTs formerly on the Real Property have been removed and any affected soil, surface water or ground water has been remediated in material compliance with all Laws.

         (l) Vaxis has no knowledge of any Hazardous Substance originating from any neighboring or adjoining properties which has migrated onto, into or under or is migrating towards any of the Real Property or any other assets of Vaxis.

         (m) Vaxis has no knowledge of any Hazardous Substance originating from any of the Real Property or any other assets of Vaxis which has migrated onto, or is migrating towards any neighboring and/or adjoining properties.

         (n) Vaxis has no knowledge of any proposed changes to Environmental Laws which may affect the operations of Vaxis.

     4.20 Intellectual Property Rights.

         (a) Section 4.20(a) of the Disclosure Schedule sets forth an accurate and complete list of all Vaxis Intellectual Property Rights, including without limitation (i) patents, applications for patents, registrations of trademarks (including service marks) and applications therefor and registrations of copyrights and applications therefor that are owned by Vaxis; (ii) unexpired licenses relating to Vaxis Intellectual Property Rights that have been granted to or by Vaxis; and (iii) other agreements, including but not limited to options to other Intellectual Property Rights, relating to Intellectual Property Rights that are part of the business of Vaxis as presently conducted and as proposed to be conducted.

         (b) Except as specifically identified in Section 4.20 of the Disclosure Schedule, Vaxis is the sole beneficial and registered owner of the Intellectual Property listed and described in such Schedule (such Intellectual Property owned by Vaxis being referred to herein as the "Owned Intellectual Property"), with good and marketable title thereto, free and clear of any Claims and Encumbrances or obligations to make any past, present or future payments to or confer any benefit on any other Person. Vaxis is exclusively entitled to possess, use, transfer, license and exploit the Owned Intellectual Property, without the consent or permission of or payment to any third party. Except as set out in
Section 4.20 of the Disclosure Schedule, no Person other than Vaxis has any Intellectual Property Rights in or to the Owned Intellectual Property or any aspect or component thereof. There has been no sale, transfer or assignment of the Owned Intellectual Property or any granting of any agreement or right capable of becoming an agreement or option for the purchase, transfer or assignment of any such assets.

         (c) With respect to any Intellectual Property used in whole or in part in or required for the carrying on of the business of Vaxis as conducted and as proposed to be conducted, or otherwise held by Vaxis, of which Vaxis is not the sole beneficial and registered owner, as identified in Section 4.20 of the Disclosure Schedule (such Intellectual Property being referred to herein as "Third Party Intellectual Property"), Vaxis has been granted all necessary rights for the continuing use of such Third Party Intellectual Property in the business of Vaxis as conducted and as proposed to be conducted, pursuant to valid, written agreements. All such agreements are in good standing and no breach or default by Vaxis or, to the knowledge of Vaxis, by any other party thereto, has occurred thereunder. All assignment of Intellectual Property rights to Vaxis have been properly executed and duly recorded.

         (d) Except as otherwise specifically identified in Section 4.20 of the Disclosure Schedule, Vaxis has not granted any license, waiver or other right to any other Person with respect to the Owned Intellectual Property.

         (e) All registrations or issuances of Intellectual Property Rights in any jurisdiction, and all applications in any jurisdiction for any such issuances or registrations, by or for the benefit of Vaxis, as listed in Section
4.20 of the Disclosure Schedule, are unexpired, have not been abandoned, are recorded in the name of Vaxis and, to the knowledge of Vaxis, are valid and enforceable. No registrations or issuances of Intellectual Property Rights in any jurisdiction, or any application in any jurisdiction for any such issuances or registrations, by or for the benefit of Vaxis, as listed in Section 4.20 of the Disclosure Schedule, has been rejected (without such rejection being subsequently withdrawn or overcome by amendment), and, to the knowledge of Vaxis, no Person has challenged the validity or opposed any such registration or issuance.

         (f) All employees, consultants or other Persons who have been involved in the development, modification or use of the Intellectual Property Rights or who have had access to confidential Technical Knowledge relating to the Intellectual Property Rights, are under a legal obligation of confidentiality to Vaxis with respect to such information, have assigned all of their rights in and to the Intellectual Property Rights to Vaxis, expressly waived any moral rights in the Intellectual Property Rights and have executed written agreements with Vaxis to that effect. No such employee or other Person has excluded in writing works or inventions made prior to his or her employment or engagement with Vaxis from his or her assignment of inventions pursuant to such agreement. To the knowledge of Vaxis after due and reasonable inquiry, none of the employees of Vaxis is subject to any obligation to any other Person, whether contractual or otherwise, including obligations relating to confidentiality, non-competition or possession of proprietary information, or have executed any assignment or license of any Intellectual Property Rights with any Person other than Vaxis, or are subject to any judgment, decree or order of any court or administrative agency, relating to the Intellectual Property Rights or otherwise, that would interfere with their duties to Vaxis or that would conflict with Vaxis's business as presently conducted and proposed to be conducted. To Vaxis' knowledge, no independent contractors who have performed services related to Vaxis' business have any right, title or interest in Vaxis' Intellectual Property Rights. "Technical Knowledge" means know-how, processes, methods, techniques, formulae, algorithms, inventions, plans, architectures, designs, layouts, structures, sequences, organizations, flow charts, configurations, models, concepts, specifications, technical data, descriptions, instructions, records, notes, and other information of a technological or scientific nature, regardless of form.

         (g) To the knowledge of Vaxis, there are no Canadian or United States governmental prohibitions or restrictions on the use, transfer or export of the Intellectual Property Rights. Notwithstanding the foregoing, there may be prohibitions or restrictions on the use, transfer or export of the products contemplated by the business of Vaxis as conducted and as proposed to be conducted, such as for example, United States Food and Drug Administration approval or Canadian Health Protection branch approval or approval of any other governmental or regulatory organization, association or agency of any jurisdiction in which such products may be used or to which such products may be transferred or exported.

         (h) There is no pending or, to the knowledge of Vaxis, threatened action, suit, proceeding, claim or investigation relating to the Owned Intellectual Property or to the Third Party Intellectual Property, whether or not involving Vaxis, contesting the rights of Vaxis or any third party thereto or that would prevent, limit or impair Vaxis's ability to utilize the Owned Intellectual Property or the Third Party Intellectual Property in the business of Vaxis as presently conducted and proposed to be conducted.

         (i) The carrying on of the business of Vaxis as presently conducted and as proposed to be conducted, including (i) the manufacture, marketing, license, sale or use of any product currently or proposed to be developed, manufactured, marketed, licensed, sold or used by Vaxis, (ii) any service currently or proposed to be marketed or provided by Vaxis, or (iii) the use of any trademarks identified in Section 4.20 of the Disclosure Schedule by Vaxis, has not, does not and will not violate or infringe any Intellectual Property Rights or other rights of any other Person, including rights relating to defamation, rights of privacy or publicity and contractual rights, nor requires the payment of any royalty, fees or other payment or the conferral of any other benefit on another Person. Vaxis and its employees have not received any communication alleging that Vaxis, or their employees, agents or contractors, have violated or may violate any Intellectual Property Rights of any other Person.

         (j) To the knowledge of Vaxis, no Person has infringed or violated the Intellectual Property Rights of Vaxis.

         (k) Vaxis has taken commercially reasonable steps sufficient to safeguard and maintain the secrecy and confidentiality of and Vaxis' proprietary rights in the unpatented know-how, technology, proprietary processes, formulae, and other information that is in the aggregate material to the conduct of Vaxis' business.

         (l) Except as disclosed in Section 4.20 of the Disclosure Schedule, there are no royalties, honoraria, fees or other payments payable by Vaxis to any person by reason of the ownership, use, license, sale or disposition of any of Vaxis' Intellectual Property Rights.

         (m) The execution, delivery and performance of this Agreement by Vaxis, and the consummation by Vaxis of the transactions contemplated hereby, will not breach, violate or conflict with any agreement governing Vaxis' Intellectual Property Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of Vaxis' Intellectual Property Right or in any way impair the right of Vaxis to use, sell, license or dispose of, or bring any action for the infringement of, Vaxis' Intellectual Property Rights or portion thereof.

         (n) For purposes of this Section 4.20, "use," with respect to Intellectual Property Rights, includes make, have made, offer for sale, import, reproduce, display or perform (publicly or otherwise), prepare derivative works based on, sell, distribute, disclose and otherwise exploit such Intellectual Property Rights and products incorporating or subject to such Intellectual Property Rights.

     4.21 Real Property.

         (a) Section 4.21(a) of the Disclosure Schedule lists all of the real property owned or currently used by Vaxis in the course of Vaxis' business (the "Real Property"). Section 4.21(a) of the Disclosure Schedule also lists all real property owned or used by Vaxis in the course of Vaxis' business at any time since January 1, 1998, other than the Real Property.

         (b) All Real Property is in all material respects suitable and adequate for the uses for which it is currently devoted. Vaxis has good and marketable title in fee simple absolute to Real Property indicated on Section 4.21(a) of the Disclosure Schedule to be owned by it, and to the buildings, structures and improvements thereon, and a valid leasehold interest in all other Real Property, in each case free and clear of all Encumbrances.

         (c) All buildings, structures, fixtures and other improvements on Real Property are in good repair, and free of defects (latent or patent), ordinary wear and tear excepted, and fit for the uses to which they are currently devoted. To Vaxis' knowledge, all such buildings, structures, fixtures and improvements on the Real Property conform to all applicable laws.

         (d) To Vaxis' knowledge, none of the Real Property is subject to any Other Agreement or other restriction of any nature whatsoever (recorded or unrecorded) preventing or limiting Vaxis' right to use it in the manner such property is currently being used. "Other Agreement" means any agreement or arrangement between two or more persons (or entities) with respect to their relative rights and/or obligations or with respect to a thing done or to be done

(whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, commitments or understanding.

         (e) To Vaxis' knowledge, no portion of the Real Property or any building, structure, fixture or improvement thereon is the subject of, or affected by, any expropriation or condemnation or similar proceeding currently instituted or pending or threatened, and Vaxis has no knowledge that any of the foregoing are, or will be, the subject of, or affected by, any such proceeding.

         (f) The Real Property has direct and unobstructed access to adequate electric, gas, water, sewer and telephone lines, and public streets, all of which are adequate for the uses to which the Real Property is currently devoted.

     4.22 Residence of Vaxis. Vaxis is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

     4.23 Taxable Transaction. Vaxis acknowledges that the transactions contemplated by this Agreement, including the Transaction and the issuance of the Initial Consideration and Earn-Out Consideration, will be taxable transactions under United States and Canadian tax laws.

     4.24 Complete Copies of Requested Documents. Vaxis has delivered or made available (through public sources or directly) true and complete copies of each document that has been requested by Cellegy or its counsel in connection with their legal and accounting review of Vaxis.

     4.25 Disclosure. No representation or warranty made by Vaxis in this Agreement, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by Vaxis or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contained any untrue statement of a material fact when made, or omitted to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which there were furnished.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF CELLEGY

     Cellegy represents and warrants to Vaxis and each Stockholder as follows:

     5.1 Organization. Cellegy is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power to carry on its business as it is now being conducted. Cellegy is duly qualified as a foreign corporation to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not have a Material Advance Effect on Cellegy.

     5.2 Authority Relative to this Agreement. Cellegy has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation by Cellegy of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of Cellegy, and no other corporate proceedings on the part of Cellegy are necessary to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Cellegy and constitutes a valid and binding agreement of Cellegy and is enforceable against Cellegy in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     5.3 Consents and Approvals; No Violations. Except for applicable requirements of the Securities Act, the Exchange Act, Securities Act (Ontario), the Investment Canada Act or blue sky laws, and if required filing a notice of listing of additional shares with the NASDAQ, no filing with, and no permit, authorization, consent or approval of, any public or governmental body or authority is necessary for the consummation by Cellegy of the transactions contemplated by this Agreement, including, without limitation, the issue of shares of Cellegy Common Stock. Neither the execution and delivery of this Agreement by Cellegy, nor the consummation by Cellegy of the transactions contemplated hereby, nor compliance by Cellegy with any of the provisions hereof, will (a) result in any breach of the Articles of Incorporation or Bylaws of Cellegy, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration or change in the award, grant, vesting or determination) under, or give rise to creation of any lien, charge, security interest or Encumbrance upon, any of the respective properties or assets of Cellegy or any of its subsidiaries under, any agreement or instrument to which Cellegy is a party or by which any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cellegy or any of its properties or assets, except such as would not in the aggregate have a Material Adverse Effect on Cellegy.

     5.4 Cellegy Common Stock. The shares of Cellegy Common Stock that are issuable pursuant to this Agreement will be delivered to the Stockholders free and clear of all Encumbrances other than as set forth herein or from any liens or Encumbrances created by or through, or otherwise resulting from, actions or inactions by the Stockholders or under applicable Law. Upon issuance in accordance with this Agreement, the shares of Cellegy Common Stock that are issuable pursuant to this Agreement will be validly issued, fully paid and non-assessable.

     5.5 SEC Filings. Cellegy has filed all forms, reports and documents that are required to be filed by Cellegy with the Securities and Exchange Commission (the "SEC") since December 31, 2000. All such required forms, reports and documents (including such forms, reports and documents that Cellegy may file subsequent to the date hereof) are referred to herein as the "Cellegy SEC Reports." As of their respective dates, to Cellegy's knowledge the Cellegy SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as applicable, and the rules and regulations of the SEC thereunder applicable to such Cellegy SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Cellegy SEC Report that was filed before the date of this Agreement.

     5.6  Absence of Certain  Changes.  Except as set forth in the  Cellegy  SEC
Reports, since September 30, 2001, Cellegy has operated its business in the ordinary course consistent with past practice, and since such date there has not occurred with respect to Cellegy: (a) any change, event or condition (whether or not covered by insurance) that has resulted in a Material Adverse Effect on Cellegy; (b) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Cellegy or any material revaluation by Cellegy of any of its material assets; or (c) any declaration, setting aside or payment of a dividend on, or the making of any other distribution in respect of, the capital stock of Cellegy, or any split, combination or recapitalization of the capital stock of Cellegy or any direct or indirect redemption, purchase or other acquisition of any capital stock of Cellegy or any change in any rights, preferences, privileges or restrictions of any outstanding security of Cellegy.

     5.7 Securities Law Compliance Regarding Issuance of Shares; Listing of Shares on Nasdaq. Assuming the accuracy of the representations, warranties and covenants made by the Stockholders in this Agreement, the shares of Cellegy Common Stock to be issued to the Stockholders pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be issued in compliance with all applicable material U.S. federal and state securities laws. Before the time that the Stockholders may first sell any such shares in compliance with U.S. and Canadian securities laws, Cellegy will take such actions (including, if required, filing a Notification Form for Listing of Additional Shares) as are necessary to cause the shares of Cellegy Common Stock to be issued to the Stockholders pursuant to this Agreement to be approved for trading on the Nasdaq National Market.

     5.8 Rule 144 and Public Sales of Purchased Shares. Subject to compliance with the provisions of Rule 144 and/or Rule 905 of Regulation S under the Securities Act, commencing one year after the Closing Date each of the Stockholders will be eligible to publicly sell their shares of Cellegy Common Stock without restriction in ordinary "brokers' transactions" (as defined in Rule 144) by complying with the provisions of Rule 144. Rule 144 governs, among other things, the sale of "restricted securities." Rule 144 defines "restricted securities" as including, among other things, securities "acquired ... from the issuer...in a transaction or chain of transactions not involving any public offering" as well as "equity securities of domestic issuers acquired in a transaction...subject to the conditions of...Regulation S". Under Rule 144, the amount of "restricted securities" sold for the account of any person who is not an affiliate of the issuer, together with all other sales of restricted securities of the same class for the account of such person within the preceding three months, shall not exceed the greater of (i) one percent of the outstanding shares of Common Stock as shown by the most recent report (such as a quarterly report on Form 10-Q or annual report on Form 10-K) published by the issuer, or
(ii) the average weekly reported volume of trading in such securities (in the case of the Company, as reported on the Nasdaq National Market) during the four calendar weeks preceding the filing of a Form 144 (if a Form 144 is required to be filed). Moreover, if the amount of securities to be sold in reliance on Rule 144 during any three-month period exceeds 500 shares or has an aggregate sale price in excess of $10,000, three copies of a notice on Form 144 must be filed with the SEC, and if the securities are admitted to trading on any national securities exchange, one copy of the Form 144 must also be transmitted to the principal exchange where such securities are so admitted (which in the case of the Company is the Nasdaq National Market). In addition, securities sold pursuant to Rule 144 must be sold in "brokers' transactions" or in transactions directly with a "market maker", as that term is defined in Section 3(a)(38) of the Exchange Act, and the person selling the securities must not (i) solicit or arrange for the solicitation of orders to buy the securities in anticipation of or in connection with such transactions, or (2) make any payment in connection with the offer or sale of the securities to any person other than the broker who executed the order to sell the securities. For this purpose, the term "brokers' transactions" includes transactions by a broker in which the broker

          (1) does no more than execute the order or orders to sell the securities as agent for the person for whose account the securities are sold; and receives no more than the usual and customary broker's commission;

          (2) neither solicits nor arranges for the solicitation of customers' orders to buy the securities in anticipation of or in connection with the transaction; provided, that the foregoing shall not preclude (i) inquiries by the broker of other brokers or dealers who have indicated an interest in the securities within the preceding 60 days, (ii) inquiries by the broker of his customers who have indicated an unsolicited bona fide interest in the securities within the preceding 10 business days; or (iii) the publication by the broker of bid and ask quotations for the security in an inter-dealer quotation system provided that such quotations are incident to the maintenance of a bona fide inter-dealer market for the security for the broker's own account and that the broker has published bona fide bid and ask quotations for the security in an inter-dealer quotation system on each of at least twelve days within the preceding thirty calendar days with no more than four business days in succession with such two-way quotations; and

          (3) after reasonable inquiry is not aware of circumstances indicating that the person for whose account the securities are sold is an underwriter with respect to the securities or that the transaction is a part of a distribution of securities of the issuer. Without limiting the foregoing, the broker shall be deemed to be aware of any facts or statements contained in the Form 144.

The volume limitations, manner of sale and Form 144 requirements of Rule 144 do not apply to restricted securities sold for the account of a person who is not an affiliate of the issuer at the time of the sale and has not been an affiliate during the preceding three months, provided that a period of at least two years has elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

ARTICLE VI
CONDUCT OF BUSINESS

     6.1 Conduct of Business by Vaxis Pending the Transaction. During the period from the date of this Agreement and continuing until the Closing, except as set forth in or contemplated by this Agreement, as agreed to in writing by Cellegy, or as set forth in Section 6.1 of the Disclosure Schedule, Vaxis:

         (i) shall conduct its operations in the ordinary course consistent with the manner as heretofore conducted;

         (ii) shall use commercially reasonable efforts, to preserve intact its business organizations and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

         (iii) shall not amend its Articles of Incorporation or Bylaws or comparable governing instruments;

         (iv) shall not (A) acquire or agree to acquire by merging or consolidating with, or by acquiring any equity interest in or purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (B) acquire or agree to acquire assets other than in the ordinary course of business or (C) release or relinquish or agree to release or relinquish any material contract rights;

         (v) shall not effect any stock split or otherwise change its capitalization or issue any shares of its capital stock or securities convertible into or exchangeable or exercisable for shares of its capital stock, except upon exercise of options outstanding as of the date hereof to purchase Vaxis Common Shares under the Vaxis Stock Options;

         (vi) shall not grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares or other securities of Vaxis or amend or otherwise modify any outstanding options or warrants;

         (vii) shall not set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its capital, or to redeem, purchase or otherwise acquire, directly or indirectly, any of its capital, except for the payment to certain employees of Vaxis cash in lieu of stock options to a maximum of $22,000 in Canadian funds;

         (viii) shall not, except in the ordinary course of business consistent with past practice, (x) incur, create, assume or otherwise become liable for borrowed money or assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any other individual, corporation or other entity or (y) make any loans or advances to any other Person;

         (ix) shall not (x) make, revoke or change any material election with respect to Taxes unless required by applicable law or (y) settle or compromise any material Tax liability;

         (x) shall not authorize capital expenditures which are, in the aggregate, in excess of $50,000;

         (xi) shall not, except for the payment of reasonable professional fees relating to the Transaction or otherwise and reasonable fees to financial advisors (which financial advisory fees have heretofore been disclosed or are otherwise acceptable, to Cellegy), pay, discharge or satisfy any Claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in an amount in excess of $50,000 in the aggregate, other than the payments, discharges or satisfactions, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in Balance Sheet (as defined in Section 4.5 hereto) or subsequently incurred in the ordinary course of business and consistent with past practice or collect, or accelerate the collection of, any amounts owed (including accounts receivable) other than collection in the ordinary course;

         (xii) shall not, except in the ordinary course of business or as otherwise expressly contemplated hereby, grant or acquire any material licenses to use any Intellectual Property Rights or unpatented inventions set forth in the Disclosure Schedule; provided that the Vaxis shall not grant any material licenses to use any material Intellectual Property Rights or unpatented inventions so set forth without the prior written consent of Cellegy, which consent shall not be unreasonably withheld;

         (xiii) shall not allow any insurance policy naming it as a beneficiary or a loss payee to be cancelled, terminated or materially altered, except in the ordinary course of business and consistent with past practice and following written notice to Cellegy (provided that an insurer refusing to renew a policy shall not be deemed a breach of this covenant);

         (xiv) shall not enter into any hedging, option, derivative or other similar transaction;

         (xv) shall notify Cellegy a reasonable time in advance of, and shall permit a representative of Cellegy to review or participate in, any communications, meetings, or correspondence between Vaxis and the FDA, Health Canada, the European Agency for the Evaluation of Medical Products or similar Canadian or other regulatory agency and in any of the Vaxis' internal planning meetings that cover substantive issues relating to products or strategic partners, except, in each case, as may be inconsistent with applicable law or regulation; and

         (xvi) shall not agree, in writing or otherwise, to take any of the foregoing actions.

     6.2 Invention Assignment and Confidentiality Agreements. Vaxis will use its best efforts to obtain from each employee, contractor and consultant of Vaxis who has had access to any Vaxis Intellectual Property or to any other confidential or proprietary information of Vaxis, or its clients, an invention assignment and confidentiality agreement in a form reasonably acceptable to Cellegy, duly executed by such employee, contractor or consultant and delivered to Vaxis and/or Cellegy.

     6.3 Compensation Plans. During the period from the date of this Agreement and continuing until the Closing Vaxis agrees that it will not, without the prior written consent of Cellegy: (a) enter into, adopt or amend any bonus, profit sharing, compensation, stock option, Pension Plan, retirement, deferred compensation, employment, severance or other Benefit Plan, agreement, trust, plan, fund or other arrangement between Vaxis and one or more of its officers, directors or Employees, in each case so as to materially increase benefits thereunder (collectively, "Compensation Plans"); (b) grant or become obligated to grant any increase in the compensation or fringe benefits of directors, officers or Employees (including any such increase pursuant to any Compensation
Plan) or any increase in the compensation payable or to become payable to any officer, except, with respect to Employees other than officers, for increases in compensation in the ordinary course of business consistent with past practice, or enter into any contract, commitment or arrangement to do any of the foregoing; (c) institute any new employee benefit, welfare program or Compensation Plan; (d) make any change in any Compensation Plan or other employee welfare or benefit arrangement or enter into any employment or similar agreement or arrangement with any employee; or (e) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or Employee of compensation or benefits contingent, or the terms of which are materially altered in favor of such individual, upon the occurrence of any of the transactions contemplated by this Agreement.

     6.4 Current Information. From the date of this Agreement to the Closing, Vaxis will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than weekly) with representatives of Cellegy and to report the general status of its ongoing operations and to deliver to the other (not less than quarterly) unaudited consolidated balance sheets and related consolidated statements of income, changes in stockholders equity and changes in financial position for the period since the last such report. Vaxis will promptly notify the other of any material change in the normal course of its business or in its properties.

     6.5 Legal Conditions to Transaction. Each of Vaxis and Cellegy shall, and shall cause its subsidiaries to, use all reasonable efforts (a) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Transaction and the consummation of the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries in connection with the Transaction and the transactions contemplated by this Agreement. Each of Vaxis and Cellegy will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their subsidiaries in connection with the foregoing.

ARTICLE VII
ADDITIONAL AGREEMENTS

     7.1 Access and Information.

         (a) Vaxis shall afford Cellegy and its financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period from the date hereof to the Closing to all of its books, records, properties, facilities, personnel commitments and records (including but not limited to Tax Returns) and, during such period, shall furnish promptly to Cellegy all information concerning Vaxis' business, properties and personnel, as Cellegy may reasonably request.

         (b) All information furnished by Vaxis to Cellegy or furnished by Cellegy to Vaxis pursuant to this Agreement shall be treated as the sole property of the party furnishing the information until consummation of the Transaction contemplated hereby. The parties will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with the Confidentiality Agreement between Vaxis and Cellegy dated March 22, 2000 ("Confidentiality Agreement") and the Memorandum of Terms dated October 18, 2001 between Cellegy and Vaxis, and such agreements shall survive the termination of this Agreement.

     7.2 Acquisition Proposals. From the date hereof until the earlier of termination of this Agreement or the Closing, without the prior written consent of Cellegy Vaxis will not, and shall use best efforts to cause Vaxis' directors, officers, employees, agents, stockholders, advisors, legal counsel, and affiliates ("Representatives") not to, directly or indirectly, (a) solicit, initiate or encourage submission of proposals or offers from any party relating to (i) any acquisition or purchase of substantial assets or any equity interest in Vaxis, any acquisition, consolidation, business combination, tender offer, exchange offer, dissolution or similar transaction with Vaxis or (ii) any other transaction incompatible with the transactions described in this Agreement (including, without limitation, a joint venture or other similar transaction), or (b) participate in any discussions or negotiations regarding, or furnish to any other person any confidential information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage, any effort or attempt by any person related to Vaxis or any other person to do or seek any of the foregoing, and promptly will terminate any such pending discussions and will notify Cellegy promptly if it shall receive any indications of interest or offer or request for information with respect to any of the foregoing.

     7.3 Nasdaq National Market. Cellegy shall take all actions that may be required in order to permit the shares of Cellegy Common Stock issuable to the Stockholders to be approved for trading on the NASDAQ National Market.

     7.4 Ongoing Operations. Cellegy agrees to use all commercially reasonable efforts to maintain the business of Vaxis at its current location, and to continue to operate the business of Vaxis in a manner consistent in material respects with the historical business of Vaxis, subject to Cellegy's overall right to make decisions with respect to the business of Vaxis consistent with Cellegy's good faith business judgment, for a period of at least 18 months after the Closing Date.

     7.5 Certain Employee Benefit Plans Matters.

         (a) Cellegy confirms to Vaxis that it is Cellegy's present intention to provide, after the Closing, to continuing Employees employee benefit programs that are not less favourable to such Employees than those being provided by Vaxis immediately before the Closing. Cellegy shall have no obligation to continue employment of any Employee.

         (b) Immediately before the Closing, Vaxis shall pay any amounts that may be owed under the terms of any employment, consulting, termination and severance agreements to which Vaxis is a party.

     7.6 Stock Options, Warrants; Employee Benefit Plans. Before the Closing, Vaxis shall terminate all Benefit Plans and shall take such actions as are necessary to cause all outstanding options, warrants or other rights to acquire securities of Vaxis to terminate on or before the Closing.

     7.7 Public Announcements. The initial press release relating to this Agreement shall be a joint press release. Thereafter, so long as this Agreement is in effect, Vaxis agrees that it will obtain the approval of Cellegy (which shall not be unreasonably withheld) before issuing any press release or any other written communication (including any written communication to employees) relating to the transactions contemplated by this Agreement.

     7.8  Expenses.  All costs and  expenses  incurred in  connection  with this
Agreement and the transactions contemplated hereby (whether or not the Transaction is completed) shall be paid by the party incurring such expenses, including each party's respective legal and auditors' fees ("Transaction Expenses"). Notwithstanding the foregoing, Vaxis shall pay for reasonable fees and expenses of a single counsel to the Stockholders, Blake, Cassels & Graydon LLP, in the preparation and review of any transaction documents by its advisors on behalf of the Stockholders but any Stockholder shall pay for any additional fees and expenses of any additional advisor hired by that Stockholder.

     7.9 Additional Agreements.

         (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Cellegy and Vaxis shall take all such necessary action.

         (b) Cellegy and Vaxis each will cooperate with one another and use all reasonable efforts to prepare all necessary documentation to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemptions by, all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement.

     7.10 Holding Period for Cellegy Common Stock. Each Stockholder agrees and covenants with Cellegy and Vaxis that the Stockholder shall not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Cellegy Common Stock that may be issued as part of the Initial Consideration or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such shares of Cellegy Common Stock, for a period of (i) eighteen (18) months in the case of the Founders, and (ii) twelve (12) months in the case of all other Stockholders (such 12-month period referred to as the "Investor Lock-Up Period"), after the Closing. However, if the trading volume for the Cellegy Common Stock on the Nasdaq Stock Market is greater than 150,000 shares per day for a period of thirty (30) consecutive trading days after the Closing Date and before expiration of the Investor Lock-Up Period, then the Investor Lock-Up Period under clause (ii) of the preceding sentence shall no longer apply.

     7.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Cellegy Common Stock to the public without registration, Cellegy agrees to:

         (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

         (b) File with the SEC in a timely manner all reports and other documents required of Cellegy under the Securities Act and the Exchange Act; and

         (c) So long as any Stockholder owns any shares of Cellegy Common Stock acquired pursuant to this Agreement, to furnish to the Stockholder forthwith upon request a written statement by Cellegy as to its compliance with the reporting requirements of Rule 144 and a copy of such publicly available reports and documents of Cellegy as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Stockholder to sell any such Cellegy Common Stock without registration.

         (d) Cellegy shall have no obligations pursuant to this Section 7.11 after two years from the Closing Date, provided that a Stockholder is eligible to sell such shares of Cellegy Common Stock pursuant to Rule 144(k) under the Securities Act.

     7.12 Tax Returns. Cellegy shall cause to be prepared and filed on a timely basis, all Tax Returns for Vaxis for any period which ends on or before the Closing Date and for which Tax Returns have not been filed as of such date.
Cellegy shall also cause to be prepared and filed on a timely basis, all Tax Returns of Vaxis for periods beginning before and ending after the Closing. Vaxis, Cellegy and the Stockholders shall cooperate fully with each other and make available to each other in a timely fashion such data and other information as may reasonably be required for the preparation of any Tax Return of Vaxis for a period ending on, prior to or including the Closing and shall preserve such data and other information until the expiration of any applicable limitation period under any applicable law with respect to Taxes.

ARTICLE VIII
CONDITIONS TO CONSUMMATION OF THE TRANSACTION

     8.1 Conditions to Each Party's Obligation to Effect the Transaction. The respective obligations of each party to effect the Transaction shall be subject to the satisfaction at or before the Closing of the following conditions, any one of which may be waived by either or both of Vaxis and Cellegy:

         (a) No preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which prohibits the consummation of the Transaction shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the completion of the Transaction. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all of the foregoing, "Consents") which are necessary for the consummation of the Transaction, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect.

         (b) Cellegy shall have received all state securities or blue sky permits and other authorizations necessary to issue the shares of Cellegy Common Stock in exchange for the Purchased Shares and to complete the Transaction.

     8.2 Conditions to Obligation of Vaxis to Effect the Transaction. The obligation of Vaxis to effect the Transaction shall be further subject to the satisfaction at or before the Closing of the following additional conditions, which may be waived by Vaxis:

         (a) Cellegy shall have performed in all material respects its obligations under this Agreement required to be performed by it at or before the Closing and the representations and warranties of Cellegy contained in this Agreement shall be true and correct in all respects at and as of the Closing as if made at and as of such time, except for such breaches as would not result in a Material Adverse Effect on Cellegy, and Vaxis shall have received a certificate of the President or any Vice President of Cellegy as to the satisfaction of this condition.

         (b) Cellegy shall have obtained the consent or approval of each Person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not materially adversely affect the consummation of the transactions contemplated hereby or in the aggregate have a Material Adverse Effect on Cellegy and its subsidiaries taken as a whole.

         (c) There shall not have occurred following the date of this Agreement and before the Closing Date any Material Adverse Effect on Cellegy.

     8.3 Conditions to Obligations of Cellegy to Effect the Transaction. The obligations of Cellegy to effect the Transaction shall be further subject to the satisfaction at or before the Closing of the following additional conditions, which may be waived by Cellegy:

         (a) Vaxis and each Stockholder shall have executed and delivered this Agreement and performed in all material respects its obligations under this Agreement required to be performed and complied with by it at or before the Closing, and the representations and warranties of Vaxis and the Stockholders contained in this Agreement shall be true and correct in all respects at and as of the Closing as if made at and as of such time, except for such breaches as would not result in a Material Adverse Effect on Vaxis, and Cellegy shall have received a Certificate of the President or any Vice President of Vaxis as to the satisfaction of this condition.

         (b) Vaxis shall have obtained the consent or approval of each Person whose consent or approval shall be required in connection with the Transaction and under any agreement or instrument required to be described in Section 4.9 of the Disclosure Schedule.

         (c) As of the Closing Date, any outstanding options, warrants or other rights to acquire any securities of Vaxis shall have been terminated.

         (d) There shall not have occurred following the date of this Agreement and before the Closing Date any Material Adverse Effect on Vaxis.

         (e) Parteq Research and Development, Inc. ("Parteq") shall have executed and delivered to Cellegy (i) an agreement relating to assignment of certain intellectual property to Cellegy and granting Cellegy the right to manage such intellectual property, on terms satisfactory to Cellegy, and (ii) an amendment to the License Agreement dated as of October 30, 1998, by and between Parteq and Vaxis, in form and substance satisfactory to Cellegy.

         (f) There will not be any issued, enacted or adopted, or threatened in writing by any Governmental Authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding, or any judgment or ruling by any Governmental Authority that prohibits or renders illegal or imposes limitations on: (i) the Transaction or any other material transactions contemplated by this Agreement or (ii) the right of any Cellegy subsidiary to own, retain, use or operate any of Cellegy's products, properties or assets on or after consummation of the Transaction or seeking a disposition or divesture of any such properties or assets. No litigation or proceeding will be threatened in writing or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could reasonably be expected to have a Material Adverse Effect on Vaxis or Cellegy.

         (g)  All  of  the  Stockholders   shall  have  delivered   certificates
representing the Purchased Shares together with such instruments of transfer or assignment as Cellegy shall reasonably request.

         (h) Vaxis shall have paid in full all Transaction Expenses incurred by it.

         (i) The officers and directors of Vaxis that are specified by Cellegy shall have duly executed and delivered resignations as officers and directors of Vaxis effective as of the Closing.

         (j) Each of the Founders and Dr. Charles Graham shall have executed a Non-Competition Agreement.

         (k) Any and all outstanding Vaxis preferred shares shall have been converted into Vaxis Common Shares.

         (l) Each Stockholder who is a non-resident of the United States shall have executed and delivered to Cellegy a Form W-8.

ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER

     9.1 Termination. This Agreement may be terminated and the Transaction contemplated hereby abandoned at any time before the Closing:

         (a) by mutual written consent of Cellegy and Vaxis;

         (b) by either Cellegy or Vaxis, if the Transaction shall not have been completed on or before December 31, 2001; provided, that the terminating party shall not have breached in any material respect its obligations under this Agreement or contributed substantially to the delay in completion of the Transaction.

         (c) by Vaxis if there shall have been any breach of a representation and warranty or covenant of Cellegy hereunder that would result in a Material Adverse Effect on Cellegy and, if such breach is curable, such default shall have not been remedied within ten days after receipt by Cellegy of notice in writing from Vaxis specifying such breach and requesting that it be remedied; provided, that such ten-day period shall be extended for so long as Cellegy shall be making all reasonable attempts to cure such breach, unless the breach is not susceptible of a cure; and provided further, that the right to terminate this Agreement pursuant to this subparagraph shall not be available if the party seeking to terminate the Agreement is at that time in breach of this Agreement;

         (d) by Cellegy if there shall have been any breach of a representation and warranty or covenant of Vaxis hereunder that would result in a Material Adverse Effect on Vaxis and, if such breach is curable, such default shall not have been remedied within ten days after receipt by Vaxis of notice in writing from Cellegy specifying such breach and requesting that it be remedied; provided, that such ten-day period shall be extended for so long as Vaxis shall be making all reasonable attempts to cure such breach, unless the breach is not susceptible of a cure;

and provided further, that the right to terminate this Agreement pursuant to this subparagraph shall not be available if the party seeking to terminate the Agreement is at that time in breach of this Agreement; and

         (e) by either Cellegy or Vaxis if any court of competent jurisdiction in the United States or Canada or other United States or Canadian Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transaction and such order, decree, ruling or any other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (e) shall have used all reasonable efforts to remove such order, decree or ruling.

     9.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and, except for a termination resulting from a breach by a party of this Agreement, there shall be no liability or obligation on the part of either Cellegy or Vaxis or their respective officers or directors. Moreover, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including, without limitation, legal fees and the right to pursue any remedy at law or in equity. Upon request therefor, each party will redeliver or, at the option of the party receiving such request, destroy all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing same.

     9.3 Amendment. This Agreement may be amended by means of a written instrument executed by Cellegy and Vaxis at any time before the Closing, or after the Closing by Cellegy, Vaxis and the Representative.

     9.4 Extension; Waiver. At any time before the Closing, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE X
SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION
AND REMEDIES, CONTINUING COVENANTS

     10.1 Survival of Representations. All representations, warranties and covenants of Vaxis and the Stockholders contained in this Agreement and the other agreements, certificates and documents contemplated hereby will remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the parties to this Agreement, until that date which is the earlier of (a) the termination of this Agreement in accordance with its terms or (b) eighteen (18) months after the Closing Date; provided, however, that the representations and warranties of Vaxis contained in Sections 4.2, 4.3, 4.4, 4.11, 4.18, 4.19 and
4.20 and the representations and warranties of the Stockholders contained in Sections 11.1-11.5 will remain operative and in full force and effect until that date which is the earlier of (a) the termination of this Agreement in accordance with its terms or (b) forty-eight (48) months after the Closing Date (in each case, such period referred to as the "Survival Period"). All representations, warranties and covenants of Cellegy contained in this Agreement and the other agreements, certificates and documents contemplated hereby (other than covenants which by their terms are required to be performed after the Closing Date, which shall survive for the period of time during which such obligations are required to be performed) will terminate at the earlier of (a) the termination of this Agreement in accordance with its terms or (b) the Closing.

     10.2 Agreement to Indemnify.

         (a) For the Survival Period, each Stockholder agrees, jointly and severally, and to the extent of the limitation set forth in Section 10.3 hereof, to indemnify and hold harmless Cellegy and Vaxis and their respective officers, directors, agents, representatives, stockholders and employees, and each person, if any, who controls or may control Cellegy or Vaxis within the meaning of the Securities Act or the Exchange Act (each hereinafter referred to individually as a "Cellegy Indemnified Person" and collectively as "Cellegy Indemnified Persons") from and against any and all Claims and expenses including attorneys' fees other professionals' and experts' fees, and court or arbitration costs (hereinafter collectively referred to as "Damages") incurred, paid or accrued (in accordance with U.S. or Canadian GAAP) in connection with or directly or indirectly resulting from or arising out of:

                (i) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Vaxis or any Stockholder in this Agreement or in the Disclosure Schedule or in any certificate delivered by or on behalf of Vaxis or any Stockholder pursuant hereto;

               (ii) Claims based on fraud,  willful  misrepresentation  or gross negligence in connection with this Agreement; or

              (iii) any  Damages in  connection  with the patent  interferences, oppositions, and infringement or similar actions, claims or proceedings that may be brought by or against Cellegy or Vaxis relating to the Vaxis patents and patent applications set forth on Section 10.2 of the Disclosure Schedule (excluding any actions, claims or proceedings brought by Cellegy against Vaxis not relating to this Agreement ("Patent Actions").

         (b) Any Claim made by a Cellegy  Indemnified  Person under this Section
10.2 must be raised in a Notice of Claim delivered to the Representative (as later defined) by no later than the applicable Survival Period and, if raised by such date, such claim shall survive the Survival Period until final resolution thereof. Escrow Funds, other than Escrow Funds having a value equal to the amount of Damages asserted in any Claim which has not been resolved pursuant to the terms hereof prior to the applicable Escrow Release Date, shall be released to the Stockholders on the Escrow Release Date or, in the case of any such withheld Escrow Funds, upon the final resolution of such Claim.

         (c) The amount which any party is or may be required to pay to or on behalf of any other person pursuant to Article X shall be reduced (including retroactively) by (i) any amounts received by a Cellegy Indemnified Person from an insurance carrier or paid and resolved by an insurance carrier on behalf of the insured (in a manner which shall result in no further liability to a Cellegy Indemnified Person), in either case net of any applicable premium adjustment, retrospectively rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of the insured ("Insurance Proceeds") or (ii) other amounts actually recovered by or on behalf of such Cellegy Indemnified Person in reduction of the related Damages. For greater certainty, Cellegy agrees that in any case in which it has been successful, in whole or in part, in the defense of any Patent Action brought by a third party against Cellegy or Vaxis, Cellegy shall take reasonable commercial steps to recover the costs and expenses incurred by Cellegy in connection with such defense (including, but not limited to, reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs). If a Cellegy Indemnified Person shall have received the payment required by this Agreement from an indemnifying party in respect of Damages and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Damages as specified above, then such indemnified person shall pay to such indemnifying party a sum equal to the amount of any such double recovery actually received.

     10.3 Limitations.

         (a) The maximum amount of Damages for which a Stockholder shall be liable pursuant to Section 10.2(a) shall be the amount of Escrowed Funds withheld and deposited into the Escrow pursuant to Section 3.7(a) (the "Indemnity Cap"); provided, however, in the event of Claims based on any breach or inaccuracy of Sections 11.1-11.5 by a Stockholder, the Damages shall first be paid from the amount of Escrowed Funds held for that Stockholder and then, if not satisfied, pro-rata among the remaining Stockholders in proportion to the Escrowed Funds remaining. The value of each share of Cellegy Common Stock held in escrow shall, for such purposes of satisfying claims for Damages, be deemed to equal the Cellegy Average Price determined as of the time the shares are forfeited in satisfaction of an indemnification obligation hereunder. In the event of a capital change after the Closing, the Cellegy Average Price Per Share will, for purposes of this Section, be proportionally and equitably adjusted. For income tax purposes, the use of Cellegy Common Stock to satisfy a Claim shall be treated as a purchase price adjustment.

         (b) The indemnification provided for in Section 10.2 shall not apply unless and until the aggregate Damages for which one or more Cellegy Indemnified Persons seeks or has sought indemnification hereunder exceeds a cumulative aggregate of $50,000 (the "Basket"), in which event the Stockholders shall, subject to the other limitations herein, be liable to indemnify the Cellegy Indemnified Persons for all Damages; provided, however, that the Basket shall not apply to any and all Damages incurred, paid or accrued in connection with or directly or indirectly resulting from or arising out of Claims based on fraud, willful misrepresentation or gross negligence.

         (c) With respect to Patent Actions brought in the Survival Period, Cellegy may withhold damages without regard to the Basket, but (i) the aggregate amount of reimbursable Damages under this Article X for Patent Actions with respect to claims, actions or proceedings initiated by Cellegy or Vaxis shall not exceed U.S.$500,000, and (ii) only Escrow Funds that consist of portions of the Earn-Out Consideration shall be subject to the provisions of this subparagraph (c).

     10.4 Appointment of Representative. By entering into the Transaction, each of the Stockholders approves the designation of and designates John Molloy, for as long as he is employed by Parteq Research and Development Innovations Inc. or an affiliate thereof ("Parteq") (and if Mr. Molloy is no longer so employed, then Parteq may designate another officer of Parteq to succeed Mr. Molloy), as the representative of the Stockholders and as the attorney-in-fact and agent for and on behalf of each Stockholder (the "Representative") with respect to Claims for indemnification under Article X and any other Claims of or other matters affecting any Stockholder arising out of or relating to this Agreement or the transactions contemplated hereby, including without limitation any disputes concerning the payment of Earn-Out Consideration, and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement, including the exercise of the power to: (a) authorize the release or delivery to Cellegy of Escrow Funds in satisfaction of indemnity claims by Cellegy or any other Cellegy Indemnified Person pursuant to Article X; (b) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts and awards of arbitrators with respect to, such Claims; (c) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Article 10; and (d) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing. The Representative will have authority and power to act on behalf of each Stockholder with respect to the disposition, settlement or other handling of all Claims under Article X or otherwise under this Agreement and all rights or obligations arising under Article X or otherwise under this Agreement. The Representative shall, forthwith upon receipt of any correspondence or documentation arising out of or relating to this Agreement, send a copy of such correspondence and documentation to each of the Stockholders. The Representative shall also provide to each of the Stockholders a minimum of five (5) full business days written notice prior to taking any action in the exercise of the powers set forth in clauses (a)-(d) above. The Stockholders will be bound by all actions taken and documents executed by the Representative in connection with
Article X or otherwise under this Agreement, and Cellegy will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement, the Representative will not be liable to any Stockholder in the absence of gross negligence or willful misconduct on the part of the Representative. The Stockholders shall severally indemnify the Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of his or her duties hereunder. Cellegy (or, in Cellegy's discretion, Vaxis) shall pay the Representative, for his services hereunder, an annual fee of $6,000 per year during the Survival Period, with the first such payment due within thirty (30) days after the Closing Date and future payments due before each anniversary of the Closing

Date, and shall also pay any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken by the Representative pursuant to the terms of Article X (including the hiring of legal counsel and the incurring of legal fees and costs), up to a maximum of $5,000 per year (and Cellegy may request that the Representative submit customary documentation concerning such expenses). However, Cellegy shall be entitled to offset and withhold from any Earn-Out Consideration that would otherwise be payable to the Stockholders hereunder the full amount, in proportion to their respective share of the Earn-Out Consideration, of all such payments pursuant to the preceding sentence.

     10.5 Notice of Claim. Cellegy shall give written notice of a Claim executed by an officer of Cellegy (a "Notice of Claim") whether for its own Damages or for Damages incurred by any other Cellegy Indemnified Person. Cellegy may deliver a Notice of Claim at any time Cellegy or any other Cellegy Indemnified Person suffers Damages or is subject to a claim, demand, suit, action, cause of action or other dispute that may give rise to a Claim. In the event that Cellegy delivers a Notice of Claim on its own behalf or is requested to deliver a Notice of Claim on behalf of any other Cellegy Indemnified Person, Cellegy will do so promptly after Cellegy becomes aware of the existence of any Claim by a Cellegy Indemnified Person for indemnity from the Stockholders under Article X. Cellegy shall deliver a Notice of Claim before the expiration of the applicable Survival Period, arising from or relating to:

         (a) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Vaxis in this Agreement or in the Disclosure Schedule or in any certificate delivered by Vaxis or an officer of Vaxis pursuant hereto; or

         (b) the assertion, whether orally or in writing, against Cellegy or against any other Cellegy Indemnified Person of a Claim, inquiry or proceeding brought by a third party against such Indemnified Person (in each such case, a "Third-Party Claim") that is based upon, or includes assertions that would, if true, constitute any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Vaxis in this Agreement or in the Disclosure Schedule or in any certificate delivered by or on behalf of Vaxis or an officer of Vaxis pursuant hereto.

     Until the expiration of the applicable Survival Period, no delay on the part of Cellegy in giving the Representative a Notice of Claim will relieve the Representative or any Stockholder from any of its obligations under Article X unless (and then only to the extent) that the Representative or the Stockholders are materially prejudiced thereby.

     10.6 Defense of Third-Party Claims.

     Cellegy shall defend any Third-Party Claim, and the costs and expenses incurred by Cellegy in connection with such defense (including, but not limited to, reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Damages for which Cellegy may seek indemnity pursuant to a Claim made by any Cellegy Indemnified Person hereunder.

     The Representative shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent that receipt of such documents by the Representative does not affect any privilege relating to the Cellegy Indemnified Person, and may participate in settlement negotiations with respect to the Third-Party Claim. No Cellegy Indemnified Person shall enter into any settlement of a Third-Party Claim without the prior written consent of the Representative (which consent shall not be unreasonably withheld), provided, that if the Representative shall have consented in writing to any such settlement, then the Representative shall have no power or authority to object to any Claim by any Cellegy Indemnified Person for indemnity under Section 10.2 for the amount of such settlement; and the Stockholders will remain responsible to indemnify the Cellegy Indemnified Persons for all Damages they may incur arising out of, resulting from or caused by the Third-Party Claim to the fullest extent provided in Article X.

     10.7 Contents of Notice of Claim. Each Notice of Claim by Cellegy given pursuant to Section 10.5 will contain the following information:

         (a) that Cellegy has incurred, paid or accrued or, in good faith, believes it will have to incur, pay or accrue, Damages and, if reasonably determinable at the time, a good faith estimate of the aggregate amount of Damages arising from such Claim (which amount may be the amount of damages claimed by a third party in an action brought against any Cellegy Indemnified Person based on alleged facts, which if true, would give rise to liability for Damages to such Cellegy Indemnified Person under Article X); and

         (b) a brief description, in reasonable detail (to the extent reasonably available to Cellegy), of the facts, circumstances or events giving rise to the alleged Damages based on Cellegy's good faith belief thereof, including the identity and address of any third-party claimant and copies of any formal demand or complaint, the amount of Damages, the date each such item was incurred, paid or accrued, or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.

     10.8 Resolution of Notice of Claim. Each Notice of Claim delivered by Cellegy will be resolved as follows:

         (a) Uncontested Claims. In the event that, within ten calendar days after a Notice of Claim is received by the Representative, the Representative does not contest such Notice of Claim in writing to Cellegy as provided in
Section 10.8(b) (an "Uncontested Claim"), the Representative will be conclusively deemed to have consented, on behalf of all Stockholders, to the recovery by the Cellegy Indemnified Person of the full amount of Damages specified in the Notice of Claim in accordance with this Article X, and, without further notice, to have stipulated to the entry of a final judgment for damages against the Stockholders for such amount in any court having jurisdiction over the matter.

         (b) Contested Claims. In the event that the Representative gives Cellegy written notice contesting all or any portion of a Notice of Claim (a "Contested Claim") within the ten calendar day period specified in Section
10.8(a), then such Contested Claim will be resolved by either (A) a written settlement agreement executed by Cellegy and the Representative or

(B) in the absence of such a written settlement agreement, by the judgment of a court of competent jurisdiction.

     10.9 Distribution Upon Termination of Escrow Period. Within ten business days following the applicable Escrow Release Date, Cellegy shall deliver to the Stockholders all of the Escrow Funds in excess of any amount of Escrow Funds that Cellegy determines in good faith may be necessary to satisfy any then unsatisfied, unresolved or contested Claims for Damages specified in any Notice of Claim delivered to the Representative before the Escrow Release Date. As soon as all such Claims have been finally resolved, Cellegy shall deliver to the Stockholders all remaining Escrow Funds not applied to the satisfaction of such Claims.

     10.10 Offset of Earn-Out Consideration. Cellegy shall be entitled to offset the amount of any Damages from any Earn-Out Consideration that would otherwise become payable in accordance with the terms of this Agreement for a period of forty-eight (48) months after the Closing Date.

     10.11 Limitation of Escrow Agent's Liability.

         (a) The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct. The Escrow Agent shall have no duty to inquire into or investigate the validity, accuracy or content of any document delivered to it. In all questions arising under this Agreement, the Escrow Agent may rely on the advice or opinion of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

         (b) In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Funds, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) resign so a successor can be appointed pursuant to
Section 10.12 hereof or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and Cellegy will pay the Escrow Agent's costs, expenses and attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of Escrow Agent's rights under this Section 10.11(b). However, Cellegy shall be entitled to reimbursement from the Stockholders (solely out of Escrow Funds) of such fees and expenses of the Escrow Agent in the event Cellegy prevails in such dispute.

         (c) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through the Escrow Agent's agents or attorneys. The Escrow Agent shall have no liability for the conduct of any outside attorneys, accountants or other similar professionals it retains. Nothing in this Agreement shall be deemed to impose upon Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction.

     10.12 Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of its resignation to the parties to this Agreement, specifying a date not less than ten days following such notice date of when such resignation will take effect. Cellegy will designate a successor Escrow Agent prior to the expiration of such ten-day period by giving written notice to the Escrow Agent and the Representative. The Escrow Agent will promptly transfer the Escrow Funds to such designated successor.

ARTICLE XI
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE STOCKHOLDERS

         Each of the Stockholders severally and not jointly represents and warrants to Cellegy and Vaxis as follows:

     11.1 Binding Obligation. Each Stockholder has the right (and, if a corporation, the power and authority) to enter into this Agreement, to sell the Stockholder's Purchased Shares in the manner contemplated herein and to perform all of the Stockholder's obligations under this Agreement. This Agreement is a legal, valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms subject to:

     (a)  bankruptcy,  insolvency,  moratorium,  reorganization  and other  laws
          relating  to  or  affecting  the  enforcement  of  creditors'   rights
          generally, and

     (b) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

     11.2 No Other Purchase Agreements. Except in respect of any rights under agreements which shall be exercised in full or cancelled prior to the Closing, no person has any agreement, option, understanding or commitment or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares in the capital of Vaxis or any securities of Vaxis, except for any such pre-emptive rights which have been waived in writing.

     11.2 Ownership. Each Stockholder represents and warrants that such Stockholder is the registered and beneficial owner of the Purchased Shares listed opposite such Stockholder's name in Exhibit 3.1(a) annexed hereto, free and clear of all liens, charges, security interests, Encumbrances and rights of others.

     11.3 Authority Relative to this Agreement. Each Stockholder, if a corporation, has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by each Stockholder and the consummation by each Stockholder of the Transaction have been duly authorized by any individual, corporate, partnership or other action necessary on the part of each of the Stockholders, if necessary, and no other corporate or stockholder proceedings on the part of any Stockholder are necessary to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Stockholder and constitutes the valid and binding agreement of each Stockholder, enforceable against each Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws relating to creditors' rights and general principles of equity.

     11.4 Consents and Approvals; No Violations. Except for applicable requirements of the Securities Act and the Securities Act (Ontario) no filing with, and no permit, authorization, consent or approval of, any public or governmental body or authority is necessary for the consummation by any Stockholder of the Transaction. Neither the execution and delivery of this Agreement by any Stockholder, nor the consummation by any Stockholder of the Transaction, nor compliance by any Stockholder with any of the provisions hereof, will (a) result in any breach of the Articles of Incorporation or Bylaws of any Stockholder (if a corporation), (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration or change in the award, grant, vesting or determination) under, require the consent of any third party under, or give rise to creation of any Encumbrance upon any of the respective properties or assets of any Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement, arrangement or other instrument or obligation to which any Stockholder is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Stockholder or any of their respective properties or assets. No vote of Stockholders is necessary to approve this Agreement and the transactions contemplated hereby.

     11.5 Residence of Stockholder. Except for those Stockholders having an address outside of Canada as set forth in Exhibit 3.1(a) of the Disclosure Schedule, each Stockholder is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

     11.6 Investment Representations and Warranties of Stockholder. Each of the Stockholders severally and not jointly represents and warrants to Cellegy and Vaxis as follows:

         (a) "Accredited" Investor. Only if a Stockholder so indicates on the signature page to this Agreement, Stockholder is either (A) a natural person and either (x) Stockholder's individual net worth, or joint net worth with Stockholder's spouse, will, at the time of the investment in the Cellegy Common Stock, exceed US$1,000,000 or (y) Stockholder had an individual income in excess of US$200,000 in each of the two most recent years or joint income with Stockholder's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year,
(B) a corporation with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the shares of Cellegy Common Stock, or (C) an entity all of the equity owners of which are as specified in (A) or (B) (an "Accredited Stockholder").

         (b) Holding For Own Account. Stockholder is acquiring the shares of Cellegy Common Stock for Stockholder's own account, for investment purposes only, and not with a view toward the resale or distribution thereof within the meaning of the Securities Act, except pursuant to effective registrations or qualifications relating thereto under the Securities Act and applicable Canadian and U.S. federal, provincial and state securities or blue sky laws or pursuant to an exemption therefrom.

         (c) Stockholder's Business Experience. Stockholder has, alone or together with Stockholder's Stockholder representative, if any, such knowledge and experience in financial and business matters so that Stockholder is capable of evaluating the relative merits and risks of acquiring the shares of Cellegy Common Stock. Stockholder has adequate means of providing for its, his or her current economic needs and possible personal contingencies, has no need for liquidity in its, his or her investment in Cellegy and is able financially to bear the risks of such investment.

         (d) Availability of Information. Stockholder acknowledges that all documents, records and books pertaining to the investment in Cellegy resulting from the Transaction that Stockholder or Stockholder's representative, if any, has requested have been made available or delivered to Stockholder, to the extent that Cellegy possesses such information without unreasonable efforts or expense.

         (e) Opportunity to Ask Questions. Stockholder or Stockholder's Stockholder representative, if any, has had an opportunity to discuss Cellegy's business, management and financial affairs with Cellegy's management and to ask questions of and receive answers from Cellegy, or a person or persons acting on behalf of Cellegy, concerning the business of Cellegy. Stockholder acknowledges that all such questions, if any, have been answered to the Stockholder's satisfaction and that Stockholder has received all information about Cellegy which Stockholder deems necessary in connection with the Transaction.

         (f) Investment Representation Article. Stockholder has carefully read this Article XI and, to the extent Stockholder believes necessary, has discussed with Stockholder's counsel the representations, warranties and agreements that Stockholder makes herein and the applicable limitations upon Stockholder's resale of the Cellegy Common Stock.

         (g) Cellegy Information. Stockholder has the opportunity to review and has reviewed each of the following documents: (i) Annual Report of Cellegy on Form 10-K for the fiscal year ended December 31, 2000, (ii) Quarterly Reports of Cellegy on Form 10-Q for the quarterly periods ended March 31, 2001 and June 30, 2001 and September 30, 2001, and (iii) definitive Proxy Statement for Cellegy's Annual Meeting of Stockholders held in 2001. Stockholder is also aware of and acknowledges the following:

                (i) that no  federal  or state  agency  has made any  finding or determination regarding the fairness of this investment, or any recommendation or endorsement of the Cellegy Common Stock;

               (ii) that neither the officers,  directors, agents, affiliates or employees of Cellegy, nor any other person other than Cellegy, has expressly or by implication, made any representation or warranty concerning Cellegy other than as set forth in this Agreement; and

              (iii) that  the past  performance  or  experience  of  Cellegy  or
                    Cellegy's officers, directors, agents or employees will not in any way indicate or predict the results of the ownership of Cellegy Common Stock or of Cellegy's activities.

         (h) Unregistered Cellegy Common Stock; Restrictions on Transfer. (a) Stockholder understands that: (A) the Cellegy Common Stock has not been registered under the Securities Act or the securities laws of any state or other jurisdiction in reliance upon exemptions from such registration requirements for non-public offerings; (B) the Cellegy Common Stock may not be sold, pledged or otherwise transferred except pursuant to effective registrations or qualifications relating thereto under the Securities Act and other applicable securities laws or pursuant to an exemption therefrom; and (C) Cellegy is not under any obligation to register or qualify the Cellegy Common Stock under the Securities Act or any other applicable securities laws, or to take any action to make any exemption from any such registration provisions available.

         (i) No Public Solicitation. Stockholder represents that at no time was Stockholder presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the Transaction.

         (j) Principal Residence or Principal Place of Business. The address shown on the schedule of Stockholders separately delivered by Vaxis to Cellegy before the Closing is Stockholder's principal residence if Stockholder is an individual or Stockholder's principal place of business if it is a corporation.

     11.7 Additional Covenants of Stockholders. Each of the Stockholders severally and not jointly covenants to Cellegy and Vaxis as follows:

         (a) Lock-Up Period. Stockholder agrees to comply with the transfer restrictions set forth in Section 7.10 above.

         (b) Securities Law Restrictions. Stockholder will not sell, assign or transfer any of the Cellegy Common Stock received by Stockholder in connection with the Acquisition Agreement except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 144 promulgated under the Securities Act, or (iii) in a transaction which, in the opinion of independent counsel to the Stockholder delivered to Cellegy and satisfactory to Cellegy, is not required to be registered under the Act.

         Cellegy shall place the following legend (and any other appropriate legend) on each certificate or instrument representing shares of Cellegy Common Stock acquired under this Agreement:

          THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

     AMENDED (THE "ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH IS NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT OR ANY APPLICABLE SECURITIES OR BLUE SKY LAWS AND, IN THE CASE OF A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT.

     Cellegy agrees that no opinion of counsel shall be required in connection with a request to remove the foregoing legend in connection with routine Rule 144 sale transactions pursuant to customary documentation including a Form 144 and brokers' and sellers' representation letters and will instruct its transfer agent to such effect.

         (c) Stop Transfer Instructions; No Requirement to Transfer. Stockholder agrees that, in order to ensure compliance with the restrictions referred to herein, Cellegy may issue appropriate "stop transfer" instructions to its transfer agent. Cellegy shall not be required (i) to transfer or have transferred on its books any Cellegy Common Stock that have been sold or otherwise transferred in violation of any of the this Agreement or (ii) to treat as owner of such Cellegy Common Stock or to accord the right to vote or pay dividends to any Stockholder or other transferee to whom such Cellegy Common Stock shall have been so transferred in violation of any provision of this Agreement.

     11.8 Regulation S, Representations and Warranties. Except with respect to the one Stockholder who has been previously identified to Cellegy as being a "U.S. person" (which Stockholder shall not be deemed to make the representations and warranties in this Section 11.8):

         (a) Compliance With Laws. Stockholder hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with the transactions contemplated by this Agreement and the issuance of the Cellegy Common Stock to the Stockholder, including (i) the legal requirements within his or her jurisdiction for the acquisition of the Cellegy Common Stock, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, purchase, holding, redemption, sale or other transfer of the Cellegy Common Stock. The Stockholder's initial receipt, and his or her continued beneficial ownership, of the Cellegy Common Stock will not violate any applicable securities or other laws of his or her jurisdiction.

         (b) Offshore Transaction. The offer and sale of the Cellegy Common Stock to the Stockholder was made in an offshore transaction (as defined in Rule 902(h) of Regulation S). The offer to Stockholder to acquire the Cellegy Common Stock was not made to any person within the United States (which, for purposes of this Agreement, includes the territories and possessions of the United States, any State of the United States and the District of Columbia), and, at the time Stockholder voted in favor of the Transaction and acquired the Cellegy Common Stock, Stockholder was outside the United States. Stockholder certifies that it is not a U.S. person and that it is not acquiring the Cellegy Common Stock for the account or benefit of any U.S. person.

         (c) Offering Restrictions. Stockholder acknowledges and agrees that the Cellegy Common Stock (i) have not been registered under the Act, will be issued under an exemption from registration under the Securities Act provided for in Regulation S promulgated under the Securities Act ("Regulation S") and (ii) in addition to any other restrictions set forth herein, may not be offered or sold in the United States or to any U.S. person (other then distributors) unless the Cellegy Common Stock are registered under the Securities Act or an exemption from the registration requirements of the Act is available.

         (d) Resale Restrictions. Stockholder acknowledges and agrees that hedging transactions involving the Cellegy Common Stock may not be conducted unless in compliance with the Securities Act. Stockholder acknowledges and agrees that during the one year period beginning on the Clsoing Date (the "Restriction Period"): (i) Stockholder may resell the Cellegy Common Stock only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; (ii) Stockholder may not engage in hedging transactions with regard to the Cellegy Common Stock prior to the end of the Restriction Period; and (iii) (A) any offer or sale of the Cellegy Common Stock shall not be to a U.S. person or for the account or benefit of a U.S. person; (B) prior to such purchase, the Stockholder of such Cellegy Common Stock shall certify that (1) it is not a U.S. person and is not acquiring such Cellegy Common Stock for the account or benefit of any U.S. person or (2) it is a U.S. person who purchased such Cellegy Common Stock in a transaction that did not require registration under the Securities Act; (C) prior to such purchase, the Stockholder of such Cellegy Common Stock shall agree to resell during the Restriction Period such Cellegy Common Stock only in accordance with the provisions of Regulation S, pursuant to registration under the Securities or pursuant to an exemption from the registration requirements of the Act; and (D) prior to such purchase, the Stockholder of such Cellegy Common Stock shall agree that hedging transactions including such Cellegy Common Stock may not be conducted unless in compliance with the Securities Act.

         (e) No Directed Selling Efforts. No directed selling efforts (as defined in Rule 902(c) of Regulation S) were made in the United States, the Stockholder is not acquiring the Cellegy Common Stock for the account or benefit of any U.S. Person and Stockholder acknowledges and agrees that it is not aware of any activity initiated for the purpose or with the effect of conditioning the market in the United States for the Cellegy Common Stock offered to it.

         (f) Stop Transfer Instructions and Legends. Stockholder understands that Cellegy will issue, and Stockholder consents to the issuing of, stop transfer instructions to Cellegy's transfer agent with respect to the Purchased Shares to assure compliance with the Securities Act. Stockholder consents to the placement of such legends on each certificate representing the Cellegy Common Stock as Cellegy may deem reasonably appropriate to reflect the restrictions imposed by Regulation S.

         (g) Definition of U.S. Person. A "U.S. person", as used in this Article XI, means (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
(vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

     11.9 Compliance With Laws And Regulations. The issuance and transfer of the Cellegy Common Stock will be subject to and conditioned upon compliance by Vaxis and Stockholder with all applicable U.S., Canadian, provincial, state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which Cellegy's Common Stock may be listed or quoted at the time of such issuance or transfer.

ARTICLE XII
GENERAL PROVISIONS

     12.1  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     12.2 Brokers.

         (a) Vaxis represents and warrants to Cellegy that no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Vaxis.

         (b) Cellegy represents and warrants to Vaxis that no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Cellegy.

     12.3 Notices. All notices, Claims, demands and other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered in person, one Business Day after transmission by telecopier with confirmation of receipt, one business after deposit with a reputable national overnight courier for overnight delivery, or three Business Days after deposit in the mail, certified mail with return receipt requested, to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  If to Cellegy, to:

                    Cellegy Pharmaceuticals, Inc.
                    349 Oyster Pt. Boulevard, Suite 200
                    South San Francisco, CA 94080
                    Facsimile: (650) 616-2222
                    Attention: Chief Executive Officer

                    with a copy to:

                    Fenwick & West LLP
                    815 Connecticut Avenue NW, Suite 200
                    Washington, DC 20006
                    Facsimile: (650) 494-1417
                    Attn: Kevin Kelso Esq.

               (b)  if to Vaxis, to:

                    Vaxis Therapeutics Corporation
                    116 Barrie Street, Suite 1606
                    Kingston, Ontario, Canada  K7L 3N6
                    Facsimile: (613) 545-6853
                    Attention: James D. Banting

                    with a copy to:

                    Blake, Cassels & Graydon LLP
                    20th Floor, 45 O'Connor Street
                    Ottawa, Ontario, Canada  K1P 1A4
                    Facsimile: (613) 788-2247
                    Attention: Eric Elvidge

               (c) if to a Stockholder, to the address for such Stockholder that is set forth on Exhibit 3.1(a).

     12.4 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, provincial, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

     12.5 Entire Agreement; Assignment. This Agreement including the Exhibits, and other documents and instruments referred to herein (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, provided that Cellegy may assign its rights and obligations hereunder to a direct or indirect subsidiary of Cellegy or to another entity in connection with the acquisition of all or substantially all of Cellegy's business (whether by merger, sale of assets or otherwise), but no such assignment shall relieve Cellegy, as the case may be, of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

     12.6 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law. Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all Claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party agrees that service of process in any such action may be made upon the other party in the manner provided herein for delivery of notices. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law or in equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

     12.7 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     12.8 Severability. The provisions of this Agreement are severable and the invalidity of any provision will not affect the validity of any other provision.

     12.9 Signatures of Escrow Agent and Representative. By their execution of a counterpart signature page to this Agreement, each of the Representative and the Escrow Agent accept and agree to be bound by the provisions of Articles X and XII of this Agreement, for the benefit of the other parties hereto.

                [Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of Cellegy, Vaxis and each Stockholder has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                     VAXIS THERAPEUTICS CORPORATION

                                     By:___________________________
                                     Name:
                                     Title:


                                     CELLEGY PHARMACEUTICALS, INC.

                                     By:_________________________________
                                     Name:
                                     Title:


                                     STOCKHOLDER

                                     By:_________________________________

                                     Its: _______________________________

                                     Address: ___________________________
                                              ___________________________
                                              ___________________________

                                     Stockholder [check one] is_______ is not _______ an accredited investor as defined in Regulation D (see Section 11.6(a) above)

ESCROW AGENT                         REPRESENTATIVE


By:_____________________________     ___________________________________
Name:
Title:

                                 Exhibit 3.1(b)

                                 Exhibit 3.1 (b)

Vaxis Products

1. The use of an endothelin receptor antagonist in the treatment of sexual dysfunction. (e.g. erectile dysfunction).

2. The use of an nitric oxide mimetic (as defined in the Vaxis Patents) to offset the hyperalgesia associated with prostaglandin administration in the treatment of sexual dysfunction.

3. The use of a nitric oxide mimetic in the treatment of male and female sexual dysfunction.

4.   The use of a nitric oxide mimetic in the treatment of Raynaud's disease.

5.   The  use of a  nitric  oxide  mimetic  in the  treatment  of  cancer  (e.g.
     prostate).

6. The use of a nitric oxide mimetic to offset drug resistance related to chemotherapy in the treatment of cancer (e.g. Drug resistance to 5-FU).

7. The use of a nitric oxide mimetic in the treatment of temporary sleep disturbances (e.g. Restless Leg's Syndrome or insomnia).

Vaxis Patents

Please see attached list.